THIRD AMENDED AND RESTATED LOAN AGREEMENT

                                  by and among

                     L. B. FOSTER COMPANY AND NATMAYA, INC.,

                               as the "Borrowers,"

                                       and

                               MELLON BANK, N.A.,

                         PNC BANK, NATIONAL ASSOCIATION

                                       and

                            FIRST UNION NATIONAL BANK

                                 as the "Banks,"

                                       and

                               MELLON BANK, N.A.,
                     as Administration Agent for the Banks,

                         PNC BANK, NATIONAL ASSOCIATION,
                       as Syndication Agent for the Banks,

                                       and

                            FIRST UNION NATIONAL BANK
                      as Documentation Agent for the Banks

                            Dated as of June 30, 1999








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                                TABLE OF CONTENTS
Page
ARTICLE I.  CERTAIN DEFINITIONS; ACCOUNTING PRINCIPLES .......................2
      Section 1.01.             Definitions...................................2
      Section 1.02.             Accounting Principles........................19


ARTICLE II.  THE CREDITS        .............................................20
      Section 2.01.             Commitments..................................20
      Section 2.02.             Letters of Credit............................22
                                (a)  Documentary Letters of Credit...........22
                                (b)  Standby Letters of Credit...............23
                                (c)  Letter of Credit Fees...................23
                                (d)  Payments With Respect to Letters of
                                          Credit.............................24
                                (e)  Pro Rata Treatment of Payments..........25
                                (f)  Participating Interests in Letters
                                          of Credit..........................25
                                (g)  Additional Understandings Regarding
                                          Letters of Credit..................26
                                (h)  Foreign Currency Letters of Credit......28
      Section 2.03.             Making of Revolving Credit Loans.............29
      Section 2.04.             Notes........................................30
      Section 2.05.             Interest Rates...............................30
                                (a)  Interest Rate Options...................30
                                (b)  Funding Periods.........................33
                                (c)  Transactional Amounts...................34
                                (d)  CD Rate or Euro-Rate
                                          Unascertainable; Impracticability..34
                                (e)  Conversion or Renewal...................36
                                (f)  Failure to Convert or Renew.............37
                                (g)  Effect of Funding Periods on Loan
                                          Maturities.........................37
                                (h)  Changes in Interest Rates;
                                          Consolidated Total Indebtedness
                                     to EBITDA Ratio.........................37
      Section 2.06.             Prepayment of Loans..........................38
      Section 2.07.             Payments.....................................38
                                (a)  Interest Payment Dates..................38
                                (b)  Principal Payment Dates.................39
                                (c)  Place, Time and Amounts.................39
      Section 2.08.             Additional Compensation in Certain
                                Circumstances................................39
                                (a)  Compensation for Taxes, Reserves
                                          and Expenses on Outstanding Loans..39
                                (b)    Indemnity.............................40
      Section 2.09.             Funding By Branch, Subsidiary or
                                Affiliate....................................41
                                (a)  Notional Funding........................41
                                (b)  Actual Funding..........................42
      Section 2.10.             Fees; Termination or Reduction of
                                Commitments..................................42
                                (a)  Fees....................................42
                                (b)  Reduction/Termination of Commitments....43
      Section 2.11              Extension of Expiration Date.................44
                                (a)  Request for Extension...................44
                                (b)  Extension...............................44
                                (c)  Additional Extension....................44

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.................................44
      Section 3.01.                 Organization and Qualification...........45
      Section 3.02.                 Power and Authority......................45
      Section 3.03.                 Financial Statements.....................45
      Section 3.04.                 Litigation or Proceedings; Commitments
                                    and Contingencies........................45
      Section 3.05.                 Material Adverse Change..................46
      Section 3.06.                 Title to Properties......................46
      Section 3.07.                 No Conflict with Other Documents;
                                    Authorizations and Approvals.............46
      Section 3.08.                 Tax Returns..............................47
      Section 3.09.                 Validity and Binding Effect..............47
      Section 3.10.                 Regulations G, U, T and X; Investment
                                    Company Status...........................48
      Section 3.11.                 ERISA Compliance.........................48
      Section 3.12.                 Defaults.................................49
      Section 3.13.                 Compliance with Laws.....................49
      Section 3.14.                 Disclosure...............................49
      Section 3.15.                 Continuing Effect........................49
      Section 3.16.                 Year 2000................................50
      Section 3.17                  Projections..............................50


ARTICLE IV.  CONDITIONS OF LENDING  .........................................50
      Section 4.01.                 First Revolving Credit Loans.............50
      Section 4.02.                 Subsequent Revolving Credit Loans; Letters
                                    of Credit................................52
                                    (a)  Effect of Borrowing Request or
                                              Application....................52
                                    (b)  Legal Details.......................53


ARTICLE V.  COVENANTS               .........................................53
      Section 5.01.                 Affirmative Covenants Other Than
                                    Reporting Requirements...................53
                                    (a)  Preservation of Corporate
                                              Existence, etc.................53
                                    (b)    Payment of Taxes, etc.............53
                                    (c)  Compliance with Laws................54
                                    (d)  Maintenance of Insurance............54
                                    (e)  Maintenance of Properties, etc......54
                                    (f)  Financial Accounting Practices......54
                                    (g)  Visitation Rights...................55
                                    (h)  Maintenance of Minimum Consolidated
                                              Fixed Charge Coverage Ratio....55
                                    (i)  Maintenance of Minimum Consolidated
                                              Tangible Net Worth.............55
                                    (j)  Maintenance of Maximum Consolidated
                                           Total Indebtedness to EBITDA
                                           Ratio.............................55
                                    (k)  ERISA Covenants.....................55
                                    (l)  Satisfaction of Judgments...........56
                                    (m)  Maintenance of Minimum Eligible
                                              Accounts.......................56
                                    (n)    Environmental Covenant............56
                                    (o)  Guarantors..........................56
      Section 5.02.                 Negative Covenants.......................57
                                    (a)    Indebtedness......................57
                                    (b)    Negative Pledge; Liens............59
                                    (c)  Contingent Liabilities..............61
                                    (d)    Mergers, Etc......................61
                                    (e)    Sales of Assets, Etc..............62
                                    (f)  Investments.........................63
                                    (g)    Transactions with Controlling
                                              Persons........................66
                                    (h)    Debt Retirement, Purchases and
                                              Redemptions....................66
                                    (i)    Operating Leases..................67
                                    (j)    Change of Control.................67
      Section 5.03.                 Reporting Requirements...................67
                                    (a)    Financial Statements..............67
                                    (b)  Accounts Receivable-Inventory
                                              Reports; Officer's Certificates68
                                    (c)    Proxy/Registration Statements.....68
                                    (d)    ERISA Notifications...............69
                                    (e)    Notices of Default................69
                                    (f)    Notices of Material Litigation....69
                                    (g)    Notices of Adverse Judgments......70
                                    (h)    Material Adverse Changes..........70
                                    (i)    Copies of Reports, Filings, etc...70
                                    (j)    Returns, etc......................70
                                    (k)    Other Information.................70
      Section 5.04                  Designated Subsidiaries..................71
      Section 5.05                  Year 2000 Compliance.....................71


ARTICLE VI.  DEFAULT                .........................................72
      Section  6.01.                Events of Default........................72
      Section  6.02.                Consequences of Event of Default.........73
      Section 6.03.                 Rights of Set-Off........................74


 ARTICLE VII.  THE AGENT            .........................................74
      Section  7.01.                Appointment..............................74
      Section 7.02.                 Delegation of Duties.....................75
      Section 7.03.                 Nature of Duties; Independent Credit
                                    Investigation............................75
      Section 7.04.                 Actions in Discretion of Agent;
                                    Instructions from the Banks..............75
      Section 7.05.                 Exculpatory Provisions...................76
      Section 7.06.                 Reimbursement and Indemnification........76
      Section 7.07.                 Reliance by Agent........................77
      Section 7.08.                 Agent in its Individual Capacity.........77
      Section 7.09.                 Holders of Notes.........................77
      Section 7.10.                 Equalization of Banks....................77
      Section 7.11.                 Successor Agent..........................78
      Section 7.12                  Syndication Agent and Documentation Agent78


ARTICLE VIII.  MISCELLANEOUS        .........................................78
      Section 8.01.                 Modifications, Amendments or Waivers.....78
      Section 8.02.                 No Implied Waivers; Cumulative Remedies;
                                    Writing Required.........................79
      Section 8.03.                 Reimbursement of Expenses; Taxes.........80
      Section 8.04.                 Indemnity................................80
      Section 8.05.                 Holidays.................................81
      Section 8.06.                 Notices..................................81
      Section 8.07.                 Survival.................................82
      Section 8.08.                 Governing Law............................82
      Section 8.09.                 Successors and Assigns...................82
      Section 8.10.                 Severability.............................84
      Section 8.11.                 Nature of Liabilities....................85
      Section 8.12.                 Marshalling; Payments Set Aside..........85
      Section 8.13.                 Prior Understandings.....................85
      Section 8.14.                 Counterparts.............................85
      Section 8.15.                 Section Headings.........................85
      Section 8.16.                 Waiver of Right to Trial by Jury.........85

                             EXHIBITS AND SCHEDULES

Exhibit A Form of Revolving Credit Note Exhibit B Form of Letter of Credit Agreement Exhibit C-1 Form of Application For Documentary Letter of Credit Exhibit C-2 Form of Application For Standby Letter of Credit Exhibit D Form of Letter of Credit Summary Exhibit E Form of Agreement Regarding Bailments Exhibit F Form of Accounts Receivable - Inventory Report


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Exhibit G                  Form of Subsidiary Guaranty and Suretyship Agreement
Exhibit H                  Form of Guarantor Security Agreement
Exhibit I                  Form of Collateral Acknowledgement from Pledged
                           Stock Collateral Agent
Exhibit J                  Form of Pledge Agreement
Exhibit K                  Form of Landlord Waiver Agreement



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Schedule 3.04              Litigation
Schedule 3.11              ERISA Plans
Schedule 3.13              Compliance with Laws
Schedule 5.02(b)           Existing Indebtedness
Schedule 5.02(d)           Existing Guarantees
Schedule 5.02(e)(x)        Scheduled Assets
Schedule 5.04              Designated Subsidiaries





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






                                                                  -1-



                    THIRD AMENDED AND RESTATED LOAN AGREEMENT

                  THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") made as of this 30th day of June, 1999, by and among L. B. FOSTER COMPANY, a Pennsylvania corporation ("Foster") and NATMAYA, INC. ("Natmaya", and jointly and severally with Foster, the "Borrowers") and MELLON BANK, N.A., PNC BANK, NATIONAL ASSOCIATION and FIRST UNION NATIONAL BANK (separately called a "Bank" and collectively the "Banks") and MELLON BANK, N.A., as administration agent for the Banks (in such capacity the "Agent"), PNC BANK, National Association, as syndication agent for the Banks (in such capacity, the "Syndication Agent"), and FIRST UNION NATIONAL BANK, as documentation agent for the Banks (in such capacity, the "Documentation Agent").

                                WITNESSETH THAT:

                  WHEREAS, Foster and the Banks are parties to a Loan Agreement dated as of February 15, 1990, as amended by the First Amendment to Loan Agreement dated November 29, 1990, by the Second Amendment to Loan Agreement dated May 22, 1991, by the Third Amendment to Loan Agreement dated as of January 29, 1992, by the Fourth Amendment to Loan Agreement dated as of May 11, 1992, by the Fifth Amendment to Loan Agreement dated as of September 25, 1992, by the Sixth Amendment to Loan Agreement dated April 20, 1993, by the Seventh Amendment to Loan Agreement dated as of December 31, 1993, by the Eighth Amendment to Loan Agreement dated as of February 22, 1995 and by the Ninth Amendment to Loan Agreement dated as of May 3, 1995 (as so amended, the "Original Loan Agreement");

                  WHEREAS, Foster and the Banks are parties to that certain Amended and Restated Loan Agreement, dated as of November 1, 1995, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of January 1, 1996, by that certain Second Amendment to Amended and Restated Loan Agreement dated as of December 31, 1996, by that certain Third Amendment to Amended and Restated Loan Agreement dated as of April 9, 1997, by that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of November 12, 1997 and by that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of April 27, 1998 (as so amended, the "Amended and Restated Loan Agreement");

                  WHEREAS, Foster and the Banks are parties to that certain Second Amended and Restated Loan Agreement, dated as of August 13, 1998, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of January 12, 1999 (as so amended, the "Second Amended and Restated Loan Agreement");

                  WHEREAS, Foster requested that the Banks amend and restate the Second Amended and Restated Loan Agreement to, among other things, add Natmaya as a co-borrower, which will be jointly and severally liable with Foster under this Agreement, and permit Foster to acquire all of the outstanding capital stock of CXT, Incorporated, a Delaware corporation, located in Spokane, Washington ("CXT");

                  WHEREAS, the Banks are willing to amend and restate the Second Amended and Restated Loan Agreement to, among other things, add Natmaya as a co-borrower on a joint and several basis and permit Foster to acquire all of the outstanding capital stock of CXT, all in accordance with the terms and conditions of this Agreement; and

                  WHEREAS, it is the intention of the Borrowers and the Banks that this Agreement and the execution and delivery of substituted promissory notes by the Borrowers not effectuate a novation of the obligations of Foster to the Banks under either the Original Loan Agreement, the Amended and Restated Loan Agreement or the Second Amended and Restated Loan Agreement, but merely a restatement and, where applicable, a substitution of the terms governing, evidencing and securing Foster's obligations thereunder.

                  NOW, THEREFORE, in consideration of the terms and provisions herein contained and subject to the terms and conditions hereof, the Second Amended and Restated Loan Agreement is hereby amended, consolidated and restated in its entirety, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                   CERTAIN DEFINITIONS; ACCOUNTING PRINCIPLES

                  Section 1.01. Definitions. In addition to the words and terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Accounts Receivable - Inventory Report" shall mean the Accounts Receivable - Inventory Reports to be delivered to the Agent pursuant to
Section 4.01(a)(v) hereof, in substantially the form attached as Exhibit F hereto, as amended and supplemented by each Borrower and each Guarantor from time to time hereafter pursuant to Section 5.03(b) hereof.

                  "Acquisition Bucket" shall have the meaning assigned to such term in Section 5.02(f)(5) hereof.

                  "Affiliate" of a person or entity (the "Specified Person") shall mean (a) any person or entity which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a person or entity which is not a corporation, any individual having analogous powers) of the Specified Person or of a person or entity who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses
(a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a person or entity means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such person or entity (or in the case of a person or entity that is not a corporation, 5% or more of any class of equity interest).

                  "Agreement" shall mean this Third Amended and Restated Loan Agreement and all exhibits, schedules, documents and instruments attached hereto, as any or all of the foregoing may be amended, modified, supplemented or restated from time to time.

                  "Anniversary Date" shall mean each June 30 during the term of this Agreement.

                  "Applicable  Margin"  shall have the meaning  set forth in
Section  2.05(h) hereof.

 "Application" shall mean, (i) with respect to Letters of Credit issued prior to November 1, 1995, in the case of Documentary Letters of Credit, a duly executed and completed Application and Agreement for Documentary Letter of Credit in substantially the form attached as Exhibit B to the Original Loan Agreement and, in the case of Standby Letters of Credit, a duly executed and completed Application and Agreement for Standby Letter of Credit in substantially the form attached as Exhibit C to the Original Loan Agreement, as either such form of application or agreement may be amended, modified, supplemented or restated from time to time, (ii) with respect to Letters of Credit issued prior to August 13, 1998 but on or after November 1, 1995, a duly executed and completed Letter of Credit Agreement in the form attached as Exhibit B to the Amended and Restated Loan Agreement together with a duly executed and completed Application for Documentary Letter of Credit in substantially the form attached as Exhibit C-1 to the Amended and Restated Loan Agreement or a duly executed and completed Application for Standby Letter of Credit in substantially the form attached as Exhibit C-2 to the Amended and Restated Loan Agreement, as the case may be, as either such form of agreement or application may be amended, modified, supplemented or restated from time to time, (iii) with respect to Letters of Credit issued prior to June 30, 1999 but on or after August 13, 1998, a duly executed and completed Letter of Credit Agreement in the form attached hereto as Exhibit B together with a duly executed and completed Application for Documentary Letter of Credit in substantially the form attached hereto as Exhibit C-1 or a duly executed and completed Application for Standby Letter of Credit in substantially the form attached hereto as Exhibit C-2, as the case may be, as either such form of agreement or application may be amended, modified, supplemented or restated from time to time; and (iv) with respect to Letters of Credit on or after June 30, 1999, a duly executed and completed Letter of Credit Agreement in the form attached hereto as Exhibit B together with a duly executed and completed Application for Documentary Letter of Credit in substantially the form attached hereto as Exhibit C-1 or a duly executed and completed Application for Standby Letter of Credit in substantially the form attached hereto as Exhibit C-2, as the case may be, as either such form of agreement or application may be amended, modified, supplemented or restated from time to time.

                  "Base Rate" shall mean at any time the interest rate per annum equal to the higher of (a) the Prime Rate or (b) the sum of 1/2 of 1% plus the Federal Funds Effective Rate for such day; provided, however, if the Federal Reserve Bank of New York (or its successor) does not announce such rate on any day, the Federal Funds Effective Rate for such day shall be equal to the Federal Funds Effective Rate for the last day on which such rate was announced by the Federal Reserve Bank of New York (or its successor).

                  "Base Rate Funding Period" shall have the meaning assigned to such term in Section 2.05(b) hereof.

                  "Base Rate Loan" shall mean a Loan bearing interest at any time under the Base Rate Option.

                  "Base Rate Option" shall have the meaning assigned to such term in Section 2.05(a)(i) hereof.

                  "Base Rate Portion" shall mean, at any time, the portion, including the whole, of a loan bearing interest under the Base Rate Option at such time, or at a rate calculated by reference to the Base Rate under Section 2.05(a) hereof.

                  "Borrowers" shall mean, collectively and jointly and severally, Foster and Natmaya, or any of their respective permitted successors or assigns, and "Borrower" shall mean any one of Foster or Natmaya, or any of their respective permitted successors or assigns.

                  "Borrowing Base" shall have the meaning assigned to such term in Section 2.01(a) hereof.

                  "Borrowing Base to Debt Ratio" " shall mean, as to any day for which such amount shall be determined, the ratio of (i) the Borrowing Base as of that day to (ii) Debt as of that day.

                  "Business Day" shall mean (a) in the case of an outstanding or proposed Base Rate Portion or CD Rate Portion of a Loan, any day other than a Saturday, Sunday or other day on which commercial banks in Pittsburgh, Pennsylvania are required or authorized to close under applicable law, and (b) in the case of an outstanding or proposed Euro-Rate Portion of a Loan, any day on which dealings for Dollar deposits are transacted in the London interbank market and commercial banks are open for domestic and international business in Pittsburgh, Pennsylvania.

                  "Capitalized Lease" shall mean a lease under which the obligations of the lessee would, in accordance with GAAP, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee. The term "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP.

     "CD Rate" and "CD Rate Option" shall have the meanings assigned to such terms in Section 2.05(a)(ii) of this Agreement.

                  "CD Rate Funding Period" shall mean an interest period applicable to a Loan bearing interest at the CD Rate, as determined in accordance with Section 2.05(b) of this Agreement.

                  "CD Rate Loan" shall mean a Loan bearing interest at any time under the CD Rate Option.

                  "CD Rate Portion" shall mean, at any time, that portion, including the whole, of a Loan bearing interest under the CD Rate Option at such time, or at a rate calculated by reference to Section 2.05(a) hereof.

                  "Change of Control" shall mean any person or group of persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 20% or more of the combined voting power of all the outstanding voting securities of a Borrower and, at any time following any merger, consolidation, acquisition, sale of assets or other corporate restructuring of a Borrower, during any period of six consecutive calendar months, individuals who were directors of such Borrower on the first day of such period, together with individuals elected as directors by not less than two-thirds of the individuals who were directors of such Borrower on the first day of such period, shall cease to constitute a majority of the members of the board of directors of such Borrower.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the rules and regulations promulgated thereunder. References to sections or provisions of the Code shall be deemed to also refer to corresponding or similar sections or provisions of any successor statute or of the Internal Revenue Code of 1954, as amended.

                  "Collateral" means, collectively, all of each Borrower's and each Guarantor's present and future right, title and interest in and to the following property, whether now or hereafter existing or acquired and wherever located: (a) all inventory (including returned or repossessed goods but excluding any inventory of third parties which has been consigned to such Borrower or such Guarantor (as the case may be) and material owned by third parties for which such Borrower has performed coating or other services), accounts, open accounts, chattel paper, receivables, and other amounts owing to such Borrower or such Guarantor (as the case may be) and arising out of the sale or lease of goods or the rendition of services, whether or not they arise or are acquired in such Borrower's or such Guarantor's ordinary course of business, including without limitation, all such property described specifically or by type in the Accounts Receivable Inventory Report; (b) all Guarantees, letters of credit, collateral security, claims, rights, remedies and privileges relating to any of the foregoing; (c) the Pledged Stock; and (d) all products and proceeds of any of the foregoing (including, without limitation, any and all instruments, notes, drafts, chattel paper and insurance policies and proceeds); and

                  "Collateral Acknowledgement" shall have the meaning assigned to such term in Section 4.01(a)(v) hereof.

                  "Commitment" shall mean, at any time, with respect to each Bank, the commitment of such Bank hereunder as set forth in Section 2.01 hereof, as such commitment may have been reduced by termination or reduction under
Section 2.01 or Section 2.10(b) hereof.

                  "Consolidated Capital Expenditures" shall mean all amounts debited to the fixed asset accounts on the consolidated balance sheet of Foster and its Consolidated Subsidiaries (or required to be so debited in accordance with GAAP) in respect of the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and shall include, without limitation, all amounts so debited in respect of Capitalized Lease Obligations, but shall exclude all amounts so debited in respect of inventory constituting equipment acquired for the purpose of leasing or resale to others; provided that, when determining compliance with the Consolidated Fixed Charge Coverage Ratio covenant in Section 5.01(h) of this Agreement, Capitalized Lease Obligations in the aggregate amount of $932,000 relating to the purchase by Foster of a rail train, and Capitalized Lease Obligations in an aggregate amount of $2,832,000 permitted under Section 5.02(a)(9) and relating to expenditures at Foster's Petersburg, Virginia facility, shall be deemed to have been expended in six equal monthly installments beginning with July, 1999 and ending with December, 1999).

                  "Consolidated EBIT" for any period, with respect to Foster and its Consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period (provided that, in the event that Foster realizes a net loss on the disposition of its Langfield, Texas property, a maximum of $1,000,000 of such net loss shall be excluded from calculating Consolidated Net Income in determining Consolidated EBIT as of the end of each of the twelve consecutive months beginning with the month in which such disposition occurs), (b) Consolidated Interest Expense for such period, (c) charges against income for foreign, federal, state and local income taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net Income, minus (e) extraordinary gains to the extent included in determining such Consolidated Net Income, minus (f) equity earnings (or plus any losses) of Affiliates to the extent included in Consolidated Net Income for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" for any period, with respect to Foster and its Consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, and (c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP; provided, that, at the Borrowers' option, up to an aggregate of $2,000,000 in non-cash charges incurred by the Borrowers in connection with all asset sales permitted under Section 5.02(e)(x) of this Agreement may be excluded from "EDITDA" for the purpose of determining compliance with the Consolidated Fixed Charge Coverage Ratio covenant in Section 5.01(h) of this Agreement. For purposes of determining compliance with the Consolidated Total Indebtedness to EBITDA Ratio covenant in Section 5.01(j) of this Agreement, (1) the EBITDA of an entity which is a Subsidiary of Foster at the end of a relevant measuring period but was not a Subsidiary of Foster at the beginning of that measuring period may be included in the definition of EBITDA if the Agent has been provided with (with a copy for each Bank) a pro forma statement of such entity's EBITDA, which in the preparation of such statement the only adjustments to historical results have been adjustments necessary to make the application of GAAP in the determination of historical EBITDA for such entity consistent with the application of GAAP in the determination of EBITDA for Foster, and (2) there shall be excluded from the determination of EBITDA for CXT (A) the CXT Stock Acquisition Expenses, and (B) an amount equal to the product of (i) the CXT May/June 1999 Expense Accruals, multiplied by (ii) a fraction equal to 1/12 for July, 1999, 2/12 for August, 1999, 3/12 for September, 1999, 4/12 for October, 1999, 5/12 for November, 1999, 6/12 for December, 1999, 7/12 for January, 2000,
8/12 for February, 2000, 9/12 for March, 2000, 10/12 for April, 2000, 11/12 for
May, 2000, and 12/12 for June, 2000.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, as to any period for which such amount shall be determined, the ratio of (a) the sum of Consolidated EBITDA for such period minus Consolidated Capital Expenditures (other than expenditures related to permitted Investments in the nature of acquisitions, whether by stock or asset purchase, consolidation or merger) for such period, to (b) the sum of Consolidated Interest Expense for such period plus amount of all Distributions (other than intercompany Distributions between any Subsidiary of Foster and Foster) by Foster or any Subsidiary of Foster for such period plus payments actually made in respect of federal, state and foreign income taxes during such period; provided that the net repurchase price of Covered Repurchased Stock repurchased during such period by Foster shall be excluded from "Distributions" in the calculation of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining compliance with the Consolidated Fixed Charge Coverage Ratio covenant in Section 5.01(h) of this Agreement (but not for the purpose of determining the applicability of the Borrowing Base under Section 2.01 of this Agreement); and provided, further, that an amount not greater than the aggregate of the Designated Excluded Amounts (as provided for in Section 5.02(e)) for each month during the relevant period may be excluded by the Borrowers from Consolidated Capital Expenditures in the calculation of the Consolidated Fixed Charge Coverage Ratio for the purpose of determining compliance with the Consolidated Fixed Charge Coverage Ratio covenant in Section 5.01(h) of this Agreement (but not for the purpose of determining the applicability of the Borrowing Base under Section 2.01 of this Agreement).

                  "Consolidated Interest Expense" shall mean, for any period for which such amount shall be computed, all interest accrued during such period on the Indebtedness, including without limitation all interest required under GAAP to be capitalized during such period, determined on a consolidated basis for Foster and its Consolidated Subsidiaries.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net income after taxes of Foster and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that Consolidated Net Income shall not include any gain or loss attributable to extraordinary items or any taxes or tax savings as a result thereof; and provided, further, that net income of any Subsidiary shall not be included for any period prior to the time at which such Subsidiary first becomes a Subsidiary.

                  "Consolidated Subsidiary" shall mean any Subsidiary of Foster whose accounts are consolidated with the accounts of Foster in accordance with Foster's policy of consolidation in effect from time to time and with GAAP.

                  "Consolidated Tangible Net Worth" means the stockholders' equity of Foster and its Consolidated Subsidiaries, determined, both as to classification of items and amounts, in accordance with GAAP, except that there shall be deducted from stockholders' equity all intangible assets of Foster and its Consolidated Subsidiaries, including, but not limited to, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase price over net assets acquired, agreements not to compete, patents, trademarks, copyrights, trade secrets, know-how, licenses, franchises, research and development expenses and any amount reflected as treasury stock.

                  "Consolidated Total Indebtedness" shall mean: (a) all obligations of Foster and its Consolidated Subsidiaries on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, Foster or its Consolidated Subsidiaries; (b) all obligations of Foster and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of Foster and its Consolidated Subsidiaries for the deferred purchase price of property or services; (d) all obligations secured by a Lien on property owned by Foster and its Consolidated Subsidiaries (whether or not assumed); (e) all obligations of Foster and its Consolidated Subsidiaries under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (f) the face amount of all letters of credit issued for the account of Foster and its Consolidated Subsidiaries (except, to avoid duplication, the face amount of any letters of credit issued for the account of Foster or its Consolidated Subsidiaries to provide credit support for obligations of Foster or its Consolidated Subsidiaries evidenced by bonds included within clause (b) above and not excluded pursuant to the last sentence of this definition, to the extent that the face amount of such letters of credit do not exceed the amount of such bond obligations of Foster or its Consolidated Subsidiaries) and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of Foster and its Consolidated Subsidiaries associated with such letters of credit or draws thereon; (g) all obligations of Foster and its Consolidated Subsidiaries in respect of acceptances or similar obligations issued for the account of Foster and its Consolidated Subsidiaries; (h) all obligations of Foster and its Consolidated Subsidiaries under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; (i) all obligations and liability of Foster and its Consolidated Subsidiaries under any Guarantee, and (j) all obligations of Foster and its Consolidated Subsidiaries under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement. For the purpose of calculating Consolidated Total Indebtedness, (1) Consolidated Total Indebtedness shall not include any obligation of Foster and its Consolidated Subsidiaries under any performance, supply or payment bond posted by Foster and its Consolidated Subsidiaries in connection with any construction project undertaken by Foster and its Consolidated Subsidiaries, and (2) the items in clause (i) of the foregoing definition shall be calculated on an annual basis as of the end of Foster's most recent fiscal year just ended.

                  "Consolidated Total Indebtedness to EBITDA Ratio" shall mean, as to any period for which such amount shall be determined, the ratio of (i) Consolidated Total Indebtedness as of the last day of such period to (ii) Consolidated EBITDA for such period.

                  "Controlled Group" shall mean a "controlled group of corporations" as that term is defined in Section 1563 of the Code, of which a Borrower is a part from time to time, and all "trades or businesses (whether or not incorporated) which are under common control" as that term is defined in
Section 414 of the Code, of which a Borrower is a part from time to time.

                  "Controlling Person" shall mean any person or entity who is, or is an associate of any person or entity who either alone or with one or more of its associates is, in control of a Borrower, including any executive officer and any person who is both an employee and director of a Borrower. A person, entity or group of persons or entities shall be deemed to be in control of another person or entity (including a Borrower) when the first person, entity or group of persons or entities possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise. A person or entity shall not be deemed to be in control of another person or entity (including a Borrower) by reason of the fact that such person or entity serves as a member of the board of directors but not as an employee of such other person or entity. A person or entity shall be deemed to be an associate of another person or entity when (a) either shall be in control of the other, (b) either shall be an officer, an employee and director, a partner or a manager of the other, or (c) there shall exist between them any contract, arrangement or understanding (express or otherwise) with respect to the actual or potential exercise of control of the other.

                  "Corresponding Source of Funds" shall mean (a) in the case of any Funding Segment of a CD Rate Portion, the proceeds of hypothetical issuances by a Bank of one or more of its certificates of deposit at the beginning of the CD Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such CD Rate Funding Period and in an aggregate amount approximately equal to such Funding Segment; and (b) in the case of any Funding Segment of a Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Funding Segment.

                  "Covered Repurchased Stock" means the first 1,000,000 shares of the common stock of Foster which are repurchased by Foster on or after December 1, 1998 or, if less, the number of shares which first causes the net repurchase price of all shares of Foster common stock repurchased by Foster on or after December 1, 1998 to exceed $5,999,999.

                  "CXT" shall mean CXT, Incorporated, a Delaware corporation.

                  "CXT May/June 1999 Expense Accruals" shall mean those expense accruals in an amount not to exceed $350,000 in the aggregate which have been taken by CXT in May, 1999 and June, 1999.

                  "CXT Stock Acquisition Expenses" shall mean those expenses in an amount not to exceed $1,032,000 in the aggregate which have been incurred by CXT in connection with, and which would not have been incurred but for, the acquisition by Foster of all of the outstanding capital stock of CXT.

                  "Debt" means, collectively, (a) all loans and advances made hereunder by any Bank to or at the request of either Borrower, including all interest and other charges thereon, (b) all obligations of either Borrower arising out of the issuance of Letters of Credit by the Agent at such Borrower's request, (c) all covenants, agreements, liabilities and other obligations of either Borrower hereunder, and (d) all costs, expenses, liabilities and obligations, including attorneys' fees and expenses, incurred by the Agent or any Bank enforcing any or all of this Agreement or the Debt, in collecting any or all of the Debt or in taking any other action permitted under this Agreement; provided, that, if any Private Placement Debt of the Borrowers includes provisions for pari passu treatment of any collateral securing such Private Placement Debt with any of the Collateral securing any of the Debt under this Agreement, "Debt" also shall include (in addition to the obligations identified in clauses (a) through (d) above) for the purpose of determining the Borrowing Base (and all relevant calculations relating thereto) the amount of such Private Placement Debt, all obligations of either Borrower under or arising out of such Private Placement Debt, and all costs and expenses incurred by the purchaser of such Private Placement Debt in enforcing or collecting any or all of the Private Placement Debt.

                  "Designated Excluded Amount" shall mean, for each fiscal month, an amount, irrevocably designated by Foster in a certificate furnished to the Agent not later than 20 days after the end of such month, not exceeding 50% of the net cash proceeds from asset sales permitted under Section 5.02(e) of this Agreement, which proceeds have been received during such month, provided, however, that Foster may not designate more than $1,500,000 in the aggregate of such proceeds during any period of 12 consecutive months and may not designate more than $4,000,000 in the aggregate of such proceeds from January 1, 1999 through the end of the term of this Agreement, including any extensions.

                  "Designated Subsidiary" shall have the meaning assigned to such term in Section 5.04 hereof.

                  "Distribution" shall mean (a) the declaration or payment of any Dividend on or in respect of any shares of any class of capital stock of a Borrower or any Subsidiary, other than Dividends payable solely in shares of common stock of the corporation involved, and (b) the purchase, redemption or other acquisition of any shares of any class of capital stock of a Borrower or any Subsidiary directly or indirectly through a Subsidiary or otherwise.

                  "Dividend" shall mean a distribution of cash, securities or other property (other than capital stock) on capital stock of the corporation involved.

                  "Documentary Letters of Credit" shall mean documentary letters of credit issued pursuant to an Application and Section 2.02(a) hereof.

                  "Documentary Letter of Credit Limit" shall have the meaning assigned to such term in Section 2.02(a) hereof.

                  "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

          "Dollar Equivalent" of an amount of currency other than Dollars shall mean the amount of Dollars which such currency could purchase on the date of determination, based upon the quoted spot rates of the Agent at which its applicable branch or office offers to exchange Dollars for such currency in the London foreign exchange market and "Dollar Equivalent" of an amount denominated in Dollars shall mean such amount of Dollars.

         "Eligible Accounts" shall mean trade accounts receivable created or acquired by each Borrower and each Guarantor (as the case may be) in the ordinary course of business in which the Agent has a Prior Security Interest for the benefit of the Banks, which are not more than ninety (90) days past due from the date of the invoice or sales journal entry therefor and which are and at all times continue to be acceptable to the Agent in the exercise of the Agent's reasonable judgment; provided, however, without limiting the generality of the foregoing, that, if 50% or more of the accounts of an account debtor are more than ninety (90) days past due from the date of invoice or sales journal entry therefor, any other accounts of such account debtor shall also be ineligible. It is understood that, upon and after CXT becoming a Guarantor hereunder, "unbilled revenue" of CXT which has been classified by PricewaterhouseCoopers LLP as a trade account receivable shall be included in the definition of "Eligible Accounts" until such time as (a) CXT ceases to be a Guarantor under this Agreement, or (b) Foster's accountants change such classification, whichever occurs first.

         "Eligible Inventory" means each Borrower's and each Guarantor's (as the case may be) inventory, excluding works in process, of saleable raw materials and finished goods manufactured or acquired by each Borrower and each Guarantor (as the case may be) in the ordinary course of business, subject to each Borrower's and each Guarantor's (as the case may be) control or sole possession, stored in an Eligible Location and in a manner acceptable to the Agent, valued at the lower of cost or market value, which inventory is and at all times continues to be acceptable to the Agent in the exercise of the Agent's reasonable judgment and in which the Agent has a Prior Security Interest at all times. Standards of acceptability shall be fixed and may be revised from time to time solely by the Agent in its exclusive judgment.

         "Eligible Location" shall mean one of the addresses listed on Schedule 1 to the Security Agreement or any Guarantor Security Agreement at which a Borrower or any Guarantor, as the case may be, maintains, keeps or stores Collateral. The Borrowers and the Agent and the Banks may agree jointly to add other addresses of the Borrowers to such list at any time by substituting an amended Schedule 1 to either the Security Agreement or any Guarantor Security Agreement. The Agent may in its reasonable discretion, at any time after thirty
(30) days' notice to the Borrowers, delete any address from the list of Eligible Locations.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended including, but not limited to, the Multiemployer Pension Plan Amendments Act of 1980, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect, and any successor statute.

         "Euro-Rate" and "Euro-Rate Option" shall have the meanings assigned to such terms in Section 2.05(a)(iii) of this Agreement.

         "Euro-Rate Funding Period" shall mean any interest period applicable to a Loan bearing interest at the Euro-Rate, as determined in accordance with
Section 2.05(b) of this Agreement.

         "Euro-Rate Loan" shall mean a Loan bearing interest at any time under the Euro-Rate Option.

         "Euro-Rate Portion" shall mean, at any time, that portion, including the whole, of a Loan bearing interest under the Euro-Rate Option at such time, or at a rate calculated by reference to Section 2.05(a) hereof.

         "Event of Default" or "Default" shall mean any of the events of default described in Section 6.01 of this Agreement.

         "Expiration Date" shall mean July 1, 2003, unless extended pursuant to
Section 2.11 hereof.

         "Extension Request" shall have the meaning assigned to such term in
Section 2.11(a) hereof.

         "Facility Fees" shall mean the Facility Fees described in Section 2.10(a)(ii) hereof.

         "Federal Funds Effective Rate" shall mean for any day the weighted average of the rates on overnight federal funds transactions arranged on such day by Federal Funds Brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate."

                  "Funding Period Maturity Date" shall have the meaning assigned to such term in Section 2.05(b) hereof.

                  "Funding Periods" shall have the meaning assigned to such term in Section 2.05(b) of this Agreement.

                  "Funding Segment" of a CD Rate Portion or a Euro-Rate Portion, as the case may be, at any time shall mean the entire principal amount of such Portion to which at such time there is applicable a particular Funding Period beginning on a particular day.

                  "GAAP" shall have the meaning assigned to such term in Section 1.02(a) hereof.

                  "Granting Bank" shall have the meaning assigned to such term in Section 8.09 hereof.

                  "Guarantee" shall include any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another person, firm or corporation, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such other person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

                  "Guarantor Security Agreement" shall mean a Security Agreement (in substantially the form of Exhibit H to this Agreement) executed and delivered by a Guarantor and "Guarantor Security Agreements" shall mean all of them.

                  "Guarantor" shall at any time mean (a) any Subsidiary of Foster other than a Designated Subsidiary, and (b) upon and after the consummation of the acquisition by Foster of all of the outstanding capital stock of CXT, CXT, and "Guarantors" shall mean all of them.

                  "Guaranty and Suretyship Agreement" shall mean the Guaranty and Suretyship Agreement, dated as of May 11, 1992 and executed and delivered by Foster in favor of the Banks, as the same may be amended, modified, supplemented or restated from time to time.

                  The phrases "herein", "hereof", "hereunder", and the like mean this Agreement as a whole and not any particular section or other subdivision.

                  "Indebtedness" shall include all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities.

                  "Initial Borrowing Base Period" shall have the meaning assigned to such term in Section 2.01 hereof.

                  "Intercreditor Agreement" shall mean the agreement described in Section 5.02(a)(6) hereof.

                  "Interest Rate Option" shall have the meaning set forth in
Section 2.05(a) of this Agreement.

                  "Interest Rate Swap Agreements" shall mean interest rate swap, cap or collar agreements, interest rate, future or option contracts, currency swap agreements (including foreign currency swap agreements), currency future or option contracts (including foreign currency future or option contracts) and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates. Any indebtedness owing pursuant to an Interest Rate Swap agreement, and any amounts paid, payable or owing pursuant to an Interest Rate Swap Agreement, shall be determined as a Dollar Equivalent as of the relevant date.

                  "Investments" means amounts paid or agreed to be paid, whether in cash or in other consideration, for stock, securities, liabilities or assets of, or loaned, advanced or contributed to others (including, without limitation, to a joint venture partnership or trust). The term Investments shall not include any increase or decrease in the assets of any corporation derived from the earnings or losses thereof or any assets purchased in the ordinary course of business but shall include the acquisition of a business. If any Investment is made by the transfer or exchange of property other than cash, the amount of such Investment shall be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                  "Landlord Waiver Agreements" shall have the meaning set forth in Section 4.02(b) of this Agreement.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Letters of Credit" shall mean Documentary Letters of Credit and Standby Letters of Credit issued by the Agent pursuant to Section 2.02 hereof together with (i) Documentary Letters of Credit and Standby Letters of Credit outstanding on the date hereof and issued by the Agent pursuant to
Section 2.02 of the Original Loan Agreement and (ii) Documentary Letters of Credit and Standby Letters of Credit outstanding on the date hereof and issued by the Agent pursuant to Section 2.02 of the Amended and Restated Loan Agreement.

                  "Lien" shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" shall mean the revolving credit loans made by the Banks to either of the Borrowers under this Agreement as described in
Article II of this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, the Guaranty and Suretyship Agreements, the Applications and Letters of Credit, the Guarantor Security Agreements, the Subsidiary Guaranty and Suretyship Agreements, the Pledge Agreement, the Collateral Acknowledgment, and all other instruments, certificates and agreements and documents contemplated by or delivered or required to be delivered under this Agreement or in connection herewith, in each instance as the same may be amended, modified or supplemented from time to time.

                  "Mandatory Commitment Reductions" shall have the meaning assigned to such term in Section 2.01(e) hereof.

                  "Margin Stock" shall mean all margin stock as that term is from time to time defined in Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                  "Measurement Period" shall have the meaning assigned to such term in Section 5.02(f)(5).

                  "Note" or "Notes" shall mean the fourth amended and restated promissory note(s) of the Borrowers executed and delivered under this Agreement, together with all extensions, renewals, refinancings, restatements or refundings of any thereof in whole or in part.

                  "Notice of Borrowing" shall have the meaning assigned to such term in Section 2.03 of this Agreement.

                  "Notice of Conversion" shall have the meaning assigned to such term in Section 2.05(e) of this Agreement.

                  "Notice of Renewal" shall have the meaning assigned to such term in Section 2.05(e) of this Agreement.

                  "Notional Euro-Rate Funding Office" shall have the meaning assigned to such term in Section 2.09(a) of this Agreement.

                  "Office" shall mean the office of the Agent located at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259-0003.

                  "Official Body" shall mean the United States of America or any foreign government or state, any state and any political subdivision thereof, and any agency, department, court, commission, board, bureau or instrumentality of any of them.

                  "Operating Lease" shall mean any lease other than a Capitalized Lease.

                  "Option" shall mean, when used in conjunction with CD Rate, Euro-Rate or Base Rate, an Interest Rate Option bearing interest at such specified rate.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor to the PBGC.

                  "Percentage Share" of any Bank, when used with reference to any Letter of Credit, shall mean an undivided participating interest in such Letter of Credit in the proportion that such Bank's Commitment at such time bears to the total Commitments of all the Banks hereunder at such time, and when used in any other context, shall mean such Bank's pro rata share of the amount involved, determined in the proportion that such Bank's Commitment at such time bears to the total Commitments of all the Banks hereunder at such time.

                  "Plan" shall mean any plan, including a single employer plan, multiple employer plan or multiemployer plan, established, sponsored or maintained at any time or from time to time by or for a Plan Employer for its employees to which Section 4021(a) of ERISA applies.

                  "Plan Employer" shall mean either Borrower, any Subsidiary or any member of a Controlled Group which is the sponsor of or contributor to a Plan for the benefit of some or all of its or their employees.

                  "Pledge Agreement" shall have the meaning assigned to such term in Section 4.01(a)(v) hereof.

                  "Pledged Stock" shall mean all preferred shares of Dakota, Minnesota & Eastern Railroad Corporation (or any successor thereto) owned (beneficially or otherwise) by any Borrower.

                  "Pledged Stock Collateral Agent" shall mean Mellon Bank (DE) National Association.

                  "Portion" shall mean a Base Rate Portion or a Euro-Rate Portion, as the case may be.

                  "Potential Event of Default" shall mean an event, condition, act or omission to act constituting a default in the performance or observance of an act, covenant, agreement or provision of this Agreement, the other Loan Documents or any Note, which event, condition, act or omission to act with the passage of time or the giving of notice, or both, and without subsequent cure within any applicable period of time, would become or constitute an Event of Default or Default.

                  "Prime Rate" shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A., at its principal office in Pittsburgh, Pennsylvania, as its Prime Rate. The Prime Rate is determined from time to time by Mellon Bank, N.A. as a means of pricing some loans to its customers, is not tied to any external rate of interest, and does not necessarily reflect the lowest rate of interest actually charged by Mellon Bank, N.A. to any particular category of customers.

                  "Prior Security Interest" means an enforceable, perfected security interest under the UCC which is prior to all Liens, except Liens for taxes not yet due and payable to the extent given priority by statute.

                  "Private Placement Debt" shall mean Indebtedness of Foster in an aggregate principal amount not to exceed $25,000,000, which Indebtedness shall be purchased by and placed with an entity which is acceptable to, and has been approved by, the Agent on behalf of the Banks, and which involves such terms and conditions which are acceptable to the Agent on behalf of the Banks.

                  "RPF" shall have the meaning set forth in Section 5.02(e)(vi) hereof.

                  "Relevant Date" shall have the meaning set forth in Section 1.02(a) hereof.

                  "Reportable Event" shall mean any of the events described in paragraphs (5) or (6) of Section 4043(b) of ERISA.

                  "Required Banks" shall mean, until and including the Expiration Date, Banks whose Commitments aggregate at least 66-2/3% of the total Commitments of all the Banks and thereafter the holders of at least 66-2/3% of the aggregate unpaid principal amount of all Loans outstanding at such time.

                  "Responsible Officer" of a Borrower or a Guarantor (as the case may be) shall mean the president, chief financial officer, treasurer or controller of such Borrower or such Guarantor (as the case may be).

                  "Rollover Loan" shall mean any Loan made on the Funding Period Maturity Date of any preceding Loan or Loans, with the aggregate principal amount of such Rollover Loan being less than or equal to the aggregate principal amount of such preceding Loan or Loans, as the case may be.

                  "Scheduled Commitment Reductions" shall have the meaning assigned to such term in Section 2.01(d) hereof.

                  "Security Agreement" shall mean the Security Agreement dated as of January 29, 1992, by and between Foster and the Banks, as the same may be amended, modified, supplemented or restated from time to time.

                  "SPC" shall have the meaning assigned to such term in Section
8.09 hereof.

                  "Standby Letters of Credit" shall mean standby letters of credit issued by the Agent pursuant to an Application and Section 2.02(b) hereof.

                  "Standby Letter of Credit Limit" shall have the meaning assigned to such term in Section 2.02(b) hereof.

                  "Stock Purchase" means any redemption, acquisition or other retirement of any capital account or other equity interest in either of the Borrowers or of warrants, rights or other options to purchase any such capital account or other equity interest.

                  "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by either Borrower directly or indirectly through Subsidiaries. The term "Wholly-Owned Subsidiary" shall mean any Subsidiary of which a Borrower shall at the time own, directly or indirectly through a Wholly-Owned Subsidiary, 100% of the outstanding voting stock or other voting interest, other than directors' qualifying shares.

                  "Subsidiary Guaranty and Suretyship Agreement" shall mean a guaranty and suretyship agreement (in substantially the form of Exhibit G to this Agreement) executed and delivered by a Guarantor and "Subsidiary Guaranty and Suretyship Agreements" shall mean all of them.

                  "UCC" shall mean the Uniform Commercial Code (or any successor statute thereto) as in effect in the Commonwealth of Pennsylvania or in such other jurisdiction where a security interest shall be granted to the Agent in the Collateral. Terms and phrases defined in the UCC are used herein as therein defined except where the context otherwise requires. In the event that the Commonwealth of Pennsylvania or such other jurisdiction adopts revisions to either Article 5 or Article 9 of the UCC that are inconsistent with the provisions of this Agreement or any other Loan Document, the Borrowers and the Banks shall upon the request of the Agent agree to an amendment, modification, supplement or restatement of the affected provisions of this Agreement or any other Loan Document that is consistent with the intent hereof and permissible under revised Article 5 or Article 9 (as the case may be).

                  "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips of a Borrower or any of its Subsidiaries which is essential to its or their business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

                  1.02.  Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.02. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                                   ARTICLE II

                                   THE CREDITS

                  Section 2.01. Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties of the Borrowers herein set forth, each Bank severally agrees to make Loans to the Borrowers, on any Business Day, at any time or from time to time prior to the Expiration Date, in an aggregate principal amount not exceeding at any one time outstanding the amount set forth opposite its name below (such amount, as the same shall be reduced by the automatic reductions set forth in this Section 2.01, and may be reduced from time to time hereafter in accordance with Section 2.10(b) hereof, being herein referred to as the "Commitment"):

Name and                        Commitment until        Commitment
Address of Bank                 Expiration Date         Percentage

MELLON BANK, N.A.                $25,000,000             35.714%
  One Mellon Bank Center
  Pittsburgh, PA  15258

PNC BANK, N.A.                   $22,500,000             32.143%
  PNC Bank Building
  Fifth & Wood Streets
  Pittsburgh, PA 15222

FIRST UNION NATIONAL BANK        $22,500,000             32.143%
  Broad & Chestnut Streets
  Philadelphia, PA  19101


          Total                  $70,000,000                100%

The Loans and Commitments of the Banks are subject to the following conditions:

         (a) For each day during the period (the "Initial Borrowing Base Period") from the date on which Foster consummates the acquisition by Foster of all of the outstanding capital stock of CXT until the date on which Foster delivers to the Agent, with a copy for each Bank, a monthly compliance certificate containing at least three full months of CXT operating performance and indicating a Consolidated Fixed Charge Coverage Ratio for the period of twelve consecutive months ending on the day before the first day of the then most recently completed month that is greater than 1.75 to 1.00, the aggregate amount of Debt outstanding on each such day shall not exceed an amount equal to the sum of (a) 85% of Eligible Accounts, plus (b) 50% of Eligible Inventory, plus (c) 50% of the book value of the Pledged Stock valued as of the date of this Agreement (the sum of such percentage of Eligible Accounts, Eligible Inventory and Pledged Stock being referred to herein collectively as the "Borrowing Base").

         (b) For each day either before or after the Initial Borrowing Base Period when Foster's Consolidated Fixed Charge Coverage Ratio for the period of twelve consecutive months ending on the day before the first day of the then most recently completed month is less than or equal to 1.75 to 1, the aggregate amount of Debt outstanding on each such day shall not exceed the Borrowing Base.

         (c) The percentage of Eligible Accounts and Eligible Inventory included within the Borrowing Base automatically shall be reduced in each case by 0.5% beginning on the first day of the sixth calendar month following the month in which Foster's acquisition of all of the outstanding capital stock of CXT is consummated and on the first day of each calendar month thereafter until the percentage of Eligible Accounts included within the Borrowing Base is 80% and the percentage of Eligible Inventory included within the Borrowing Base is 45%, respectively.

         (d) The aggregate Commitment automatically shall be reduced by the following amounts on the following dates (and each Bank's Commitments shall be reduced ratably in accordance with each Bank's Commitment Percentage) (each a "Scheduled Commitment Reduction"): (1) $1,500,000 on June 30, 2000; (2) $1,500,000 on December 31, 2000; (3) $1,500,000 on June 30, 2001; (4) $2,000,000
on December 31, 2001; (5) $2,000,000 on June 30, 2002; (6) $3,000,000 on
December 31, 2002; and (7) $3,500,000 on June 30, 2003, in each case subject to the operation of paragraph (f) of this Section 2.01.

         (e) At any time when the aggregate Commitment of the Banks is greater than $55,000,000, the aggregate Commitment automatically shall be reduced, within 3 Business Days of the date any asset sale is consummated or any new Indebtedness incurred (as the case may be), by (and each Bank's Commitment shall be reduced ratably in accordance with each Bank's Commitment Percentage) (each a "Mandatory Commitment Reduction") (A) 100% of the net cash proceeds from permitted asset sales under Section 5.02(e) of this Agreement (less any amounts which are permitted to be and are designated as Designated Excluded Amounts pursuant to Section 5.02(e) hereof when the aggregate Commitment is greater than $55,000,000), and (B) 100% of the net proceeds resulting from the incurrence of new Indebtedness of the types of Indebtedness specified in clauses (a) through
(e) of the definition of "Consolidated Total Indebtedness" (but excluding Capital Leases up to an amount of $1,000,000 of new Indebtedness which would be required to be reflected on Foster's audited balance sheet during any fiscal year).

         (f) The amount of each Mandatory Commitment Reduction made pursuant to
Section 2.01(e) shall be applied to reduce the amounts of the Scheduled Commitment Reductions required by Section 2.01(d) in chronological order. For avoidance of doubt, the following is a hypothetical example of the application of this paragraph: if there were to occur a Mandatory Commitment Reduction June 25, 2000 in the amount of $3,500,000, the effect would be that the Scheduled Commitment Reductions on June 30, 2000 and December 31, 2000 would each be reduced to zero and the Scheduled Commitment Reduction on June 30, 2001 would be reduced to $1,000,000.

         (g) The sum of all Loans outstanding at any one time plus the face amount of all outstanding Letters of Credit shall not exceed the sum of the Banks' Commitments; provided, that the sum of the face amounts of all outstanding Letters of Credit shall not exceed $15,000,000 at any time.

                  It is the intention of the parties that (i) the aggregate outstanding principal balances of all Loans hereunder shall at no time exceed the lesser of (A) the sum of the Banks' Commitments less the face amounts of all outstanding Letters of Credit and (B) when the Borrowing Base is in effect, the Borrowing Base, and if, at any time, an excess shall for any reason exist, the Borrowers shall forthwith repay to the Agent for the ratable account of the Banks, in funds immediately available, the amount of such excess, together with all interest on the amount so repaid.

                  Within such limits of time and amount and provided that the conditions of lending set forth in Section 4.02 hereof are satisfied and that no Event of Default or Potential Event of Default has occurred and is continuing or exists, the Borrowers may borrow, prepay, repay and reborrow hereunder until the Expiration Date, when the Commitment of each Bank shall cease and all Loans shall become immediately due and payable in full. The proceeds of the Loans shall be used by the Borrowers for working capital, general corporate purposes and acquisitions permitted under the terms of this Agreement.

                  Section 2.02.  Letters of Credit.

                  (a) Documentary Letters of Credit. At the request of a Borrower (which shall be made at least five (5) Business Days prior to the date, which shall be a Business Day, on which such Letter of Credit is proposed to be issued), and pursuant to an Application duly executed by such Borrower, one or more Documentary Letters of Credit will be issued by the Agent for the account of such Borrower in an aggregate face amount not exceeding the lesser of (i) an amount equal to the Borrowing Base at such time minus the aggregate principal amount of all then outstanding Loans (including the aggregate face amount of outstanding Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof) and (ii) $15,000,000 (the "Documentary Letter of Credit Limit"). The aggregate face amount of outstanding Documentary Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof, shall be charged against the Documentary Letter of Credit Limit and against the total Commitments of the Banks hereunder. The Banks shall participate in such Documentary Letters of Credit as provided in Section 2.02(f) hereof.

                  (b) Standby Letters of Credit. At the request of a Borrower (which shall be made at least five (5) Business Days prior to the date, which shall be a Business Day, on which such Letter of Credit is proposed to be issued), and pursuant to an Application duly executed by such Borrower one or more Standby Letters of Credit will be issued by the Agent for the account of such Borrower in an aggregate face amount not exceeding the lesser of (i) an amount equal to the Borrowing Base at such time minus the aggregate principal amount of all then outstanding Loans (including the aggregate face amount of outstanding Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof) and (ii) $15,000,000 (the "Standby Letter of Credit Limit"). The aggregate face amount of outstanding Standby Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof, shall be charged against the Standby Letter of Credit Limit and against the sum of the Banks' Commitments. The Banks shall participate in such Standby Letters of Credit as provided in the Section 2.02(f) hereof.

                  (c) Letter of Credit Fees. In lieu of any letter of credit fronting fees provided for in the Applications or otherwise, the Borrowers agree to pay to the Agent (for its own account) upon the issuance of each Standby Letter of Credit a fee equal to 1/10 of 1% of the face amount of such Standby Letter of Credit, and the Borrowers further agree to pay to the Agent (for its own account) from time to time any issuance, amendment, payment, telex, postage and courier fees, at the Agent's standard rates (a schedule of which has been provided to the Borrowers), in respect of Letters of Credit. The Borrowers agree that upon and following the issuance of a Standby Letter of Credit, the Agent shall be paid a fee per annum, for the account of each Bank in accordance with such Bank's Percentage Share, based upon the amount of the Standby Letter of Credit issued, which fee shall be calculated at a rate per annum for each day equal to the Applicable Margin with respect to the Euro-Rate in effect pursuant to Section 2.05(h) hereof for such day. Such letter of credit commission shall be payable on the last Business Day of each calendar quarter, and on the last date on which any Standby Letter of Credit issued hereunder expires, in each case for the preceding period from which such fee has not been paid. The Borrowers agree that upon the issuance of a Documentary Letter of Credit, the Agent shall be paid (for its own account) a fee equal to 1/2 of 1% of the face amount of the Documentary Letter of Credit issued; provided, however, that in the case of the acceptance by the Agent of any time draft with respect to a Documentary Letter of Credit issued hereunder, the Borrowers agree to pay to the Agent, for the account of each Bank in accordance with such Bank's Percentage Share, an acceptance fee per annum based upon the amount of the Documentary Letter of Credit issued, which acceptance fee shall be calculated at a rate per annum for each day during the period from the acceptance of such draft through its maturity equal to the Applicable Margin with respect to the Euro-Rate in effect pursuant to Section 2.05(h) hereof at the time of the acceptance of any such time draft.

                  (d) Payments with Respect to Letters of Credit. As to each Letter of Credit:

                  (i) Reimbursement. The Borrowers shall reimburse the Agent, forthwith and otherwise in accordance with the terms of any related Application or reimbursement or other like agreement, for any payment made by the Agent under a Letter of Credit issued for the benefit of such entity. Any such reimbursement to the Agent shall be made absolutely and unconditionally and without any set-off, counterclaim or reduction and free and clear of any withholding or similar taxes other than any tax, levy, impost or duty based, in whole or in part, upon the income, revenues or operations of the Agent. The Borrowers shall pay to the Agent interest on any unreimbursed portion of each such payment made by the Agent from the date of such payment by the Agent until reimbursement in full therefor at a rate per annum equal to 2.0% above the rate applicable to the Base Rate Option from time to time.

                  (ii) Funding. If at any time the Agent honors a draft drawn under a Letter of Credit in accordance with the terms of such Letter of Credit and is not reimbursed therefor on the same Business Day, the Agent shall promptly notify each other Bank of such payment. Forthwith upon and not later than one Business Day after its receipt of such notice, each other Bank shall transfer to the Agent, in immediately available funds, an amount equal to such other Bank's Percentage Share of such payment. If any Bank shall fail to so transfer to the Agent its percentage of any unreimbursed payment made by the Agent on account of any Letter of Credit, such Bank shall pay to the Agent interest on its Percentage Share of such unreimbursed payment from the date of such Bank's receipt of such notice from the Agent until payment by such Bank of such Percentage Share in full at a rate per annum for each day equal to the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the date of each change in the Federal Funds Effective Rate.

                  (e) Pro Rata Treatment of Payments. If at any time after the Agent has made a payment on account of any Letter of Credit and has received from any other Bank such Bank's Percentage of such payment, the Agent shall hold any reimbursement (in whole or in part) for such payment, any other amount received from the account party, the Borrowers or any other person in respect of such payment (including any payment of interest or fees, any payment under any guarantee of the obligations of the account party and any amount received by way of set-off, but excluding any funds received by the Agent from any other Bank pursuant to Section 2.02(d)(ii) hereof), any documents evidencing the right to reimbursement for such payment for the pro rata benefit of the Agent and any other Bank from whom the Agent has received such Bank's Percentage Share of such payment and shall forthwith transfer to such other Bank such other Bank's Percentage Share of such reimbursement or other amount; provided, however, that in the event that the receipt by the Agent of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned pursuant to a final order of a court of competent jurisdiction, such other Bank shall, upon demand therefor by the Agent, return to the Agent any portion thereof previously transferred by the Agent to such other Bank.

                  (f) Participating Interests in Letters of Credit. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, effective as of the date hereof in the case of outstanding Letters of Credit and effective as of the date of issuance of other Letters of Credit, the Agent agrees to allot and does allot, and each Bank severally and irrevocably agrees to take and does take, such Bank's Percentage Share of each such Letter of Credit. Within five Business Days after the issuance of any Letter of Credit by the Agent under this Agreement, the Agent shall send to each Bank and to the Borrowers a letter of credit summary substantially in the form of Exhibit D hereto.

                  Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any document to be delivered in connection herewith or therewith, the Borrowers acknowledge and agree that all rights of the Agent under any Application and any reimbursement or like agreement with respect to any Letter of Credit shall inure to the benefit of each Bank to the extent of its Percentage Share as fully as if such Bank was a party to such Application or such reimbursement or like agreement.

                  The Banks agree that the payment obligations of the Banks under this Section 2.02 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances, including without limitation: (A) the validity, enforceability or genuineness of any instrument or document (or any endorsement thereof) presented under such Letter of Credit which, upon examination by the Agent and in the absence of gross negligence or willful misconduct, appears on its face to be in accordance with the terms and conditions of such Letter of Credit, even if such instrument or document (or such endorsement) is proven to be invalid, unenforceable, fraudulent or forged, or (B) any dispute between a Borrower or the Borrowers and the beneficiary or beneficiaries under such Letter of Credit.

                  (g) Additional Understandings Regarding Letters of Credit. In order to induce the Agent to establish each Letter of Credit and to induce each other Bank to take its Percentage Share thereof:

                           (i) The Borrowers agree that neither the Agent nor any other Bank shall be responsible or liable for, and the obligation of the Borrowers to reimburse the Agent for any payment made by the Agent under or in respect of any Letter of Credit shall not be affected by (A) the validity, enforceability or genuineness of any instrument or document (or any endorsement thereof) presented under such Letter of Credit which, upon examination by the Agent and in the absence of gross negligence or willful misconduct, appears on its face to be in accordance with the terms and conditions of such Letter of Credit, even if such instrument or document (or such endorsement) is proven to be invalid, unenforceable, fraudulent or forged, or (B) any dispute between a Borrower or the Borrowers and the beneficiary or beneficiaries under such Letter of Credit;

                           (ii) The Borrowers agree that any action taken or omitted to be taken by the Agent in connection with any Letter of Credit, if taken or omitted to be taken in good faith and in the absence of gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not create any liability for the Agent or any other Bank to the Borrowers and agrees that no other Bank shall be liable to the Borrowers for any such action taken or omitted to be taken by the Agent in bad faith or constituting gross negligence or willful misconduct;

                           (iii) The Borrowers agree that the provisions of each Application and each reimbursement or like agreement in respect of any Letter of Credit, including provisions providing for reimbursement to the Agent in the event of the imposition or implementation of, or increase in, any reserve, special deposit or similar requirement in respect of the Letter of Credit relating thereto, shall apply equally to each other Bank in respect of its Percentage Share in such Letter of Credit as fully as if such Bank was a party to such Application or reimbursement or like agreement;

                           (iv) The Borrowers agree that (A) drawings under any Letter of Credit issued hereunder may be made only upon presentation of an appropriate sight draft or upon presentation of a time draft which requires payment at no later than 180 days, (B) no Letter of Credit will be issued hereunder at or after the Expiration Date and (C) no Letter of Credit will be issued hereunder which expires later than the Expiration Date, after giving effect to the foregoing provision for time drafts requiring payment not later than 180 days after the issuance thereof;

                           (v) Each Bank severally and not jointly agrees to reimburse the Agent for all expenses (including, without limitation, reasonable counsel fees and the expenses incurred by officers or employees of the Agent's asset-based lending division or credit recovery group) incurred by the Agent and not reimbursed by the Borrowers in enforcing the obligations and liabilities of the Borrowers under any Application or other reimbursement agreement relating to a Letter of Credit in accordance with such Bank's Percentage Share. Each Bank further severally and not jointly agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers) against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and expenses incurred by officers or employees of the Agent's asset-based lending division or credit recovery group) or disbursements of any kind or nature whatsoever (A) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to any Letter of Credit or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (B) which would not have been imposed on, incurred by or asserted against the Agent but for its having entered into any Application; provided, however, that the Banks shall in no event be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements resulting from the gross negligence or willful misconduct of the Agent. In determining whether to pay any drawing under a Letter of Credit, the Agent shall have no obligation to the Banks other than to confirm in good faith that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Letter of Credit. The agreements in the three preceding sentences shall survive the termination of any Application or this Agreement; and

                           (vi) Each Bank by its execution hereof represents and warrants that its participation in Letters of Credit is without recourse to the Agent, that it expressly assumes all risk of loss in connection with its participation therein as if it had issued said Letters of Credit, that it has not relied upon any statement, information or representation furnished or made by the Agent and that it has made, and will continue to make, its own independent investigation, evaluation and analysis of the Borrowers. Except as otherwise expressly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit, financial or other information with respect to the Borrowers, whether coming into its possession prior to the issuance of any Letter of Credit or at any time thereafter.

                  (h) Foreign Currency Letters of Credit. Notwithstanding any other provision of this Agreement:

                           (i) The Borrowers may request Letters of Credit denominated in (A) Dollars, and (B) any other freely-available currency acceptable to the Agent in its sole discretion.

                           (ii) The amount of any Borrower's reimbursement obligations under any Letter of Credit shall be the Dollar Equivalent of the amount of the payment by the Agent under any such Letter of Credit, determined as of the date of such payment.

                           (iii) If the Agent notifies the Banks of an unreimbursed payment under a Letter of Credit pursuant to Section 2.02(e)(ii), each Bank shall forthwith, and not later than one Business Day after its receipt of such notice, transfer to the Agent, in immediately available funds, an amount equal to such Bank's Percentage Share of the Dollar Equivalent of such unreimbursed payment, determined as of the date of such unreimbursed payment.

                           (iv) In addition to the requirements set forth in
                  Sections 2.02(h)(i) - (iii) above, any determination or calculation of any amount of currency, including without limitation the face amount of any Letter of Credit or the amount of any undrawn availability or reimbursement obligation of the Borrower under any Letter of Credit, shall be determined as a Dollar Equivalent.

                  Section 2.03. Making of Revolving Credit Loans. All Loans shall be made ratably from the Banks in proportion to their respective Commitments; provided, however, that the failure of any Bank to make a Loan shall not relieve any other Bank of its obligation to lend hereunder. Whenever any Borrower desires that the Banks make Loans (including Rollover Loans), such Borrower shall give to the Agent at its Office at least three (3) Business Days' notice in the case of a Euro-Rate Loan, two (2) Business Days' notice in the case of a CD Rate Loan, and notice on the same Business Day in the case of a Base Rate Loan, of the date, which shall be a Business Day, on which such Loans are to be made. Each notice (a "Notice of Borrowing") required pursuant to this
Section 2.03 shall be given no later than 11:00 a.m., Pittsburgh time, in the case of Base Rate Loans, or no later than 10:00 a.m., Pittsburgh time, in the case of CD Rate Loans or Euro-Rate Loans, on the last date permitted for such Notice of Borrowing, shall be signed by a Responsible Officer of such Borrower, and shall state (a) the date on which the Loan is to be made, (b) the amount of the Loan, which shall be the sum of the principal amounts selected pursuant to subsection (c) of this Section 2.03 and, (c) the Interest Rate Option or Options selected in accordance with Section 2.05(a) hereof and the principal amounts of Portions selected in accordance with Section 2.05(c) hereof and, in the case of a Euro-Rate Portion or a CD Rate Portion, the Euro-Rate Funding Period or CD Rate Funding Period, as the case may be. Each Notice of Borrowing shall be irrevocable and shall be written, telecopied, by telephone confirmed in writing or by electronic request. The rights and obligations of the parties set forth in this Agreement, including without limitation all representations, warranties and covenants, shall not be affected by the medium chosen by such Borrower to make a Loan request, except that such Borrower assumes all liability for any and all losses, liabilities, obligations, costs or damages ("Losses") arising from the chosen medium, including without limitation, in the case of electronic Loan requests, any Losses arising from transmission errors, delayed transmissions, transmissions not received or unauthorized transmissions. The Agent shall promptly give telecopied or telexed notice or telephoned notice confirmed in writing to each Bank of its Percentage Share and the date of such borrowings. On the date specified in such Notice of Borrowing, each Bank shall make the proceeds of its Loan available at the Office of the Agent, no later than 12:00 noon, Pittsburgh time, in immediately available funds, and upon fulfillment of all applicable conditions set forth herein (and against delivery to the Agent of an appropriate Note for the initial Loans, with payment schedules attached thereto, for each Bank, payable to the order of such Bank as provided in Section
2.04 hereof), the Agent shall pay or deliver the proceeds of the borrowing to or upon the order of such Borrower. Upon making the initial Loans, the Agent shall deliver each such Note to or upon the order of the Bank to, which it is payable.

                  Section 2.04. Notes. The obligations of the Borrowers to repay the aggregate unpaid principal amount of the Loans made by the Banks shall be evidenced by three amended and restated promissory notes of the Borrowers payable to the respective Banks in the aggregate amount of each Bank's Commitment, dated the date of this Agreement (hereinafter called a "Note" or the "Notes") in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable at the Office of the Agent to the order of each Bank in a face amount equal to each Bank's initial Commitment, and bearing interest as provided in Section 2.05 hereof and in said form of Note, and maturing as provided in said form of Note. Each Note of the Borrowers payable to each Bank shall be dated, and shall be delivered to the Agent on behalf of such Bank, on or prior to the date of the initial Loans to any Borrower hereunder. Each holder shall, and is hereby authorized by the Borrowers to, endorse on the schedule annexed to its Note an appropriate notation evidencing the date and amount of each Loan made by such Bank as well as the date and amount of each payment by the Borrowers with respect thereto; provided, however, that the failure to make any such notation shall not limit or otherwise affect the obligations of the Borrowers under any such Note.

                  Section 2.05.  Interest Rates.

                  (a) Interest Rate Options. Each Borrower agrees to pay interest upon the unpaid principal balance of the Loans disbursed and outstanding from time to time on a basis selected by such Borrower from one of the three interest rate options set forth below (each an "Interest Rate Option" and, collectively, the "Interest Rate Options"), it being understood that subject to the provisions of this Agreement, such Borrower may select any number of such Interest Rate Options to apply simultaneously to different parts of a Loan and may select any number of different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of a Loan:

                  (i) Base Rate Option. Interest shall accrue on Base Rate Loans at a rate per annum for each day equal to the Base Rate for such day plus the Applicable Margin for such day.

                  Loans accruing interest pursuant to the Base Rate Option shall be referred to herein as "Base Rate Portions". The rate of interest on Base Rate Portions shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and shall change automatically from time to time effective on and as of the effective date of each change in the Base Rate. The Agent shall promptly notify the Borrowers and each Bank of any such change in the Base Rate and the effective date thereof; however, any failure of the Agent to so notify shall not relieve the Borrowers of their obligations hereunder or under the Notes.

                  (ii) CD Rate Option. Interest shall accrue on CD Rate Loans at a rate per annum (based on a year of 360 days and actual days elapsed) for each day at a rate equal to the CD Rate plus the Applicable Margin for such day.

                  "CD Rate" for any day, as used herein, shall mean for each Funding Segment of the CD Rate Portion corresponding to a proposed or existing CD Rate Funding Period the rate per annum determined by the Agent by adding:

                           (A) the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (1) the rate of interest (which shall be the same for each day in such CD Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the secondary market bid rates at or about 11:00 a.m., Pittsburgh time, on the first day of such CD Rate Funding Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of the Agent for delivery on such day in amounts comparable to such Funding Segment and having maturities comparable to such CD Rate Funding Period by (2) a number equal to 1.00 minus the CD Rate Reserve Percentage; and

                           (B) the Assessment Rate.

                  The "CD Rate" described in this Section 2.05(a)(ii) may also be expressed by the following formula:

                    [average of the secondary market]
                    [bid rates determined by the Agent]
                    [per subsection (ii)(A)(1) of this]
CD Rate =           [Section 2.05(a)                  ] + Assessment  Rate
                  -------------------------------------------------------
                    [1.00 - CD Rate Reserve Percentage]

                  The "CD Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such system in respect of nonpersonal time deposits in Dollars in the United States. The CD Rate shall be adjusted automatically as of the effective date of each change in the CD Rate Reserve Percentage.

                  The "Assessment Rate" for any day is the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the maximum effective assessment rate per annum payable by a bank insured by the Federal Deposit Insurance Corporation (or any successor) for such day for insurance on Dollar time deposits, exclusive of any credit allowed against such annual assessment on account of assessment payments made or to be made by such bank. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

                  The Agent shall give prompt notice to the Borrowers of the CD Rate so determined or adjusted, which determination or adjustment shall be conclusive if made in good faith and absent manifest error.

                           (iii) Euro-Rate Option. Interest shall accrue on Euro-Rate Loans at a rate per annum (based on a year of 360 days and actual days elapsed) for each day at a rate equal to the Euro-Rate plus the Applicable Margin for such day.

                           "Euro-Rate" as used herein shall mean, for each Funding Segment of a proposed or existing Euro-Rate Portion of the Loans corresponding to a proposed or existing Euro-Rate Funding Period, the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate per annum (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to the Agent in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Euro-Rate Funding Period by
         (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                  The "Euro-Rate" may also be expressed by the following formula:

                              [average of the rates offered to          ]
                              [the Agent estimated                      ]
                              [by the Agent per subsection              ]
         Euro-Rate  =  [(iii) of this Section 2.05(a)           ]
                              [1.00 - Euro-Rate Reserve Percentage)]

                  The "Euro-Rate Reserve Percentage" for any Euro-Rate Funding Period for each Bank's Euro-Rate Loan applicable to such Euro-Rate Funding Period bearing interest as provided in this Section 2.05(a)(iii) is that percentage which is specified on the first day of such Euro-Rate Funding Period in Regulation D of the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement with respect to Eurocurrency Liabilities (as defined in such Regulation D), but only to the extent demonstrated to have been actually incurred by such Bank, such Bank's determination thereof to be conclusive in the absence of manifest error.

                  The Agent shall give prompt notice to the Borrowers of the Euro-Rate so determined, which determination shall be conclusive if made in good faith and absent manifest error.

                  (b) Funding Periods. At any time when a Borrower shall select, convert to or renew the CD Rate Option, Euro-Rate Option or Base Rate Option to apply to any part of the Loans, such Borrower shall fix one or more periods during which such Option shall apply, such periods (the "Funding Periods") being set forth in the chart below:

         Interest Rate Option                        Available Funding Periods

         CD Rate Option 30, 60 or 90 days or other period as agreed to among such Borrower, the Agent and the Banks ("CD Rate Funding Period")


         Euro-Rate Option One, two, three or six month or other period as agreed to among such Borrower, the Agent and the Banks ("Euro-Rate Funding Period")

         Base Rate Option  One (1) day

The selection of Funding Periods shall be subject to the following limitations:

                  (i) Each CD Rate Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                  (ii) The initial Euro-Rate Funding Period for any Euro-Rate Portion shall begin on the day the Euro-Rate Portion is made (including the day of any conversion from another Interest Rate Option to a Euro-Rate Portion) and each renewed Euro-Rate Funding Period thereafter in respect of such Euro-Rate Portion shall begin on the day upon which the next preceding Euro-Rate Funding Period expires. Interest payable with respect to any Euro-Rate Funding Period shall include the first day, but not the last day, of such Funding Period, provided that (to the extent not repaid on such last day) interest under another Interest Rate Option is accruing on and after the last day on the Funding Segment in respect of which a Euro-Rate Funding Period is terminating.

                  (iii) If any Euro-Rate Funding Period would otherwise end on a day which is not a Business Day, such Euro-Rate Funding Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Euro-Rate Funding Period shall end on the next preceding Business Day.

                  (iv) a Borrower may not fix a Funding Period that would end after the Expiration Date.

Each Loan made hereunder shall mature, and the principal amount thereof shall become due and payable, on the last day of each CD Rate Funding Period, Euro-Rate Funding Period or Base Rate Funding Period (each such date being referred to herein as a "Funding Period Maturity Date") for such Loan.

                  (c) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an Interest Rate Option and every payment in respect of the Loans (other than a payment in full) shall be in a principal amount such that after giving effect thereto the principal amount of each Portion of the Loans or of each Funding Segment of such Portion of the Loans, as the case may be, shall be as set forth in the table below:

Portion or Funding Segment                 Allowable Principal Amounts
Base Rate Portion                          $100,000 minimum;

Each Funding Segment of the                $1,000,000 or an integral
CD Rate Portion                            multiple thereof; and

Each Funding Segment                       $1,000,000 or an integral
of the Euro-Rate Portion                   multiple thereof.


            (d)      CD Rate or Euro-Rate Unascertainable; Impracticability  If:

            (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set a Bank shall have in good faith determined (which good faith determination shall be conclusive) that:

                           (A)      adequate and reasonable means do not exist
for ascertaining such CD Rate or Euro-Rate, or

                           (B) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

                           (C) the effective cost to such Bank of funding a proposed Funding Segment of a CD Rate Portion or a Euro-Rate Portion of the Loans from a Corresponding Source of Funds shall exceed the CD Rate or the Euro-Rate, as the case may be, applicable to such Funding Segment, or

                  (ii) at any time a Bank shall have determined in good faith (which good faith determination shall be conclusive) that the making, maintenance or funding of any part of a CD Rate Portion or a Euro-Rate Portion of the Loans has been made impracticable or unlawful by (A) the occurrence of a contingency which materially and adversely affects the interbank eurodollar market, or (B) compliance by such Bank or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of Law);

then, and in any such event, such Bank (a "Terminating Bank") may notify the Borrower and the Agent of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Terminating Bank to allow the Borrower to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, shall be suspended until the Terminating Bank shall have later notified the Borrower of the Terminating Bank's determination in good faith (which good faith determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

                  If the Terminating Bank notifies the Borrower of a determination under this Section 2.05(d) with respect to the maintenance of any part of the CD Rate Portion or the Euro-Rate Portion of the Loans, as the case may be, the Borrower shall, as to such part of the CD Rate Portion or the Euro-Rate Portion of the Loans, as the case may be, on the date specified in such notice either convert such Portion of the Loans to the Base Rate Option in accordance with Section 2.05(e) hereof or prepay such Portion of the Loans in accordance with Section 2.06 hereof. Absent due notice from the Borrower of conversion or prepayment the CD Rate Portion or the Euro-Rate Portion of the Loans, as the case may be, shall automatically be converted to the Base Rate Option upon such specified date.

                  If at the time the Terminating Bank makes a determination under this Section 2.05(d) the Borrower has previously notified the Agent that the Borrower wishes to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, but such Option has not yet gone into effect, such notification shall be deemed to provide for selection, conversion to or renewal of the Base Rate Option instead of the CD Rate Option or Euro-Rate Option, as the case may be.

                  (e) Conversion or Renewal. Subject to the provisions of Sections 2.05(c) and (d) hereof, a Borrower may convert any part of the Loans from any Interest Rate Option or Options to one or more different Interest Rate Options and may renew the CD Rate Option or the Euro-Rate Option as to any Funding Segment of a CD Rate Portion or a Euro-Rate Portion of the Loans:

                           (i)       at any time with respect to conversion from
 the Base Rate Option;

                           (ii) at the expiration of any Funding Period with respect to conversions from or renewals of the CD Rate Option or Euro-Rate Option, as the case may be, as to the Funding Segment corresponding to such expiring Funding Period; or

                           (iii) on the date specified in a notice by a Terminating Bank pursuant to Section 2.05(d) hereof with respect to conversions from the CD Rate Option or Euro-Rate Option, as the case may be.

Whenever a Borrower desires to convert or renew any Interest Rate Option or Options, the Borrower shall provide to the Agent at its Office a notice (a "Notice of Conversion" or "Notice of Renewal," respectively) setting forth the following information:

                           (iv) the date, which shall be a Business Day (not earlier than the second Business Day after such notice is given, in the case of a conversion to or renewal of a Euro-Rate Option), on which the proposed conversion or renewal is to be made;

                           (v) the principal amounts selected in accordance with
         Section 2.05(c) hereof of the Base Rate Portion, and each Funding Segment of the CD Rate Portion or Euro-Rate Portion of the Loans, as the case may be, to be converted from or renewed;

                           (vi) the Interest Rate Option or Options selected in accordance with Section 2.05(a) hereof and the principal amounts selected in accordance with Section 2.05(c) of the Base Rate Portion, and each Funding Segment of the CD Rate Portion or Euro-Rate Portion of the Loans, as the case may be, to be converted to or renewed; and

                           (vii) with respect to each Funding Segment of a Loan to be converted to or renewed, the Funding Period selected in accordance with Section 2.05(b) hereof to apply to such Funding Segment.

Notice of Conversion or Notice of Renewal having been so provided, after the date specified in such Notice interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans required to be converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

                  (f) Failure to Convert or Renew. Absent due notice from a Borrower of conversion or renewal in the circumstances described in Section 2.05(e) hereof, any part of the CD Rate Portion or Euro-Rate Portion of the Loans for which such notice is not received automatically shall be converted to the Base Rate Option on the last day of the expiring Funding Period. Any part of the Base Rate Portion of the Loans which is outstanding on the applicable Funding Period Maturity Date shall be renewed automatically under the Base Rate Option on the last day of the expiring Funding Period.

                  (g) Effect of Funding Periods on Loan Maturities. Without limiting the effects of Article VI hereof, each Loan hereunder shall mature and the principal amount thereof shall become due and payable on the applicable Funding Period Maturity Date. On each day on which a Loan so matures, a Borrower may request that a Rollover Loan be made in the same principal amount by exercising its rights to convert or renew the applicable Interest Rate Option under Section 2.05(e) hereof for such principal amount; provided, however, that
(i) the making of each such Rollover Loan shall be subject to the conditions set forth in Section 4.02 hereof, and (ii) the proceeds of each Rollover Loan shall simultaneously and automatically be applied on the applicable Funding Period Maturity Date to the payment of the principal of such Loan maturing on such Funding Period Maturity Date.

                  (h) Changes in Interest Rates; Consolidated Total Indebtedness to EBITDA Ratio. The Applicable Margin for any day and for each type of Loan shall be determined with reference to the Consolidated Total Indebtedness to EBITDA Ratio for the period of four consecutive fiscal quarters most recently completed prior to such day, as follows:

Consolidated Total Indebtedness             Applicable Margin
to EBITDA Ratio (X)                      Base RateCD Rate    Euro-Rate

      X > 4.25                             0.125%   1.675%   1.675%
      3.75 < X < 4.25                      0.000%   1.375%   1.375%
               -
      3.25 < X < 3.75                      0.000%   1.225%   1.225%
               -
      2.75 < X < 3.25                      0.000%   1.025%   1.025%
               -
      2.00 < X < 2.75                      0.000%   0.825%   0.825%
               -
      1.25 < X < 2.00                      0.000%   0.725%   0.725%
               -
      X < 1.25                             0.000%   0.575%   0.575%
        -

provided, that, if the Borrowing Base is in effect during a month, and the Borrowing Base to Debt Ratio is less than 1.15 to 1.00 for that month, a utilization fee of 0.125% shall be added to the Applicable Margin for each day during that month.

                  The Borrowers shall provide evidence of the Consolidated Total Indebtedness to EBITDA Ratio to the Agent and the Banks within twenty days of the end of each fiscal quarter.

                  Section 2.06. Prepayment of Loans. Subject to the provisions of Section 2.08(b) hereof, a Borrower shall have the right at the Borrower's option from time to time to pay the Loans in whole or part:

                  (a) with respect to any part of the Base Rate Portion, at any time without premium or penalty; provided, however, that the minimum prepayment amount with respect to payment of a Base Rate Portion shall be $100,000;

                  (b) with respect to payment of any Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Loans:

                           (i)  at the expiration of any CD Rate Funding Period
or Euro-Rate Funding Period without premium or penalty;

                           (ii) on the date specified in a notice by a Terminating Bank pursuant to Section 2.05(d) hereof, with respect to any part of the CD Rate Portion or the Euro-Rate Portion, without premium or penalty; or

                           (iii) at any time prior to the expiration of any CD Rate Funding Period or any Euro-Rate Funding Period, as the case may be, by giving not less than five (5) Business Days' prior telecopied or telexed notice or telephone notice confirmed in writing to such effect to the Agent; provided, however, that in such event the Borrower shall forthwith pay to the Agent for the ratable account of the Banks an amount equal to the sum of any costs, expenses and lost profits incurred by any of the Banks as a result of such voluntary prepayment, as determined in the sole discretion of the Banks;

provided, however, that the minimum prepayment amount with respect to payment or prepayment of the Funding Segment of the CD Rate Portion or the Euro-Rate Portion shall be $1,000,000 and any prepayment amounts in excess of $1,000,000 shall be integral multiplies of $500,000.

                  Section 2.07.  Payments.

                  (a) Interest Payment Dates. Interest on the Loans shall be due and payable monthly in arrears on the first day of each month and on the Expiration Date. After maturity of any part of the Loans by demand or otherwise, interest on such part of the Loans shall be due and payable on demand.

                  (b) Principal Payment Dates. Loans shall be due and payable on the Expiration Date without demand or, after the occurrence of an Event of Default, immediately upon demand made by the Agent and the Banks at any time under Section 6.02(a) hereof or automatically under Section 6.02(b) hereof, as the case may be.

                  (c) Place, Time and Amounts. All payments to be made in respect of principal, interest, Facility Fees, Administrative Fee, or other charges or amounts due from a Borrower hereunder shall be payable at the Agent's Office at 12:00 Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Agent in Dollars in immediately available funds without setoff, counterclaim or other deduction of any nature. After the principal amount of any part of the Base Rate Portion of the Loans shall have become due (by acceleration or by maturity at the Expiration Date, but excluding Funding Period Maturity Dates), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) equal to two percent (2%) above the Prime Rate in effect on each such day, such interest rate to change automatically from time to time effective on and as of the effective date of each change in the Prime Rate. After the principal amount of any part of the CD Rate Portion or the Euro-Rate Portion of the Loans shall have become due (by acceleration or by maturity at the Expiration Date, but excluding Funding Period Maturity Dates), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, (i) until the end of the applicable then current Funding Period at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such amounts and (ii) thereafter in accordance with the immediately preceding sentence. All payments to the Agent shall be made in the amount due, absolutely free, clear and net of any charges, taxes or other amounts withheld.

                Section 2.08.  Additional Compensation in Certain Circumstances.

                  (a) Compensation for Taxes, Reserves and Expenses on Outstanding Loans. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any central bank or other Official Body (whether or not having the force of Law):

                           (i) subjects any Bank (including the Agent) or any Notional Euro-Rate Funding Office to any tax, or changes the basis of taxation with respect to this Agreement, the Notes, the Loans, or payments by a Borrower of principal, interest or other amounts due from such Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdiction in which such Bank's principal executive office or Notional Euro-Rate Funding Office is located);

                           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, any Bank or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the CD Rate or Euro-Rate, as the case may be, hereunder); or

                           (iii) imposes upon any Bank or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes, the Commitment, or its making, maintenance or funding of any part of the Loans, including, without limitation, any capital adequacy or similar requirement;

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon any Bank or any Notional Euro-Rate Funding Office with respect to this Agreement, the Notes, or the making, maintenance or funding of any part of the Loans by an amount which any Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion of the Loans from a Corresponding Source of Funds), such Bank shall from time to time notify such Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank or such Notional Euro-Rate Funding Office for such increase in cost, reduction in income or additional expense. Such amount shall be due and payable by such Borrower to such Bank ten (10) Business Days after such notice is given. Such notice shall be given to such Borrower within a reasonable time following such Bank's determination of the amount owed.

                  (b) Indemnity. In addition to the compensation required by
Section 2.08(a) hereof, a Borrower shall indemnify the Banks against any loss or expense (including loss of margin) which any Bank has sustained or incurred as a consequence of any:

                           (i) payment, prepayment or conversion (other than a prepayment or conversion made pursuant to Section 2.05(d) hereof) of any part of any Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Loans on a day other than the last day of the corresponding Funding Period (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due);

                           (ii) attempt by such Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (any Bank having in its sole discretion the option (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.08(b) or (B) to treat such attempted revocation as having no force or effect, as if never made); or

                           (iii) default by such Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes or any other Loan Document, including without limitation any failure of such Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder or under the Notes or any other Loan Document.

If any Bank sustains or incurs any such loss or expense it shall from time to time notify such Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error) to be necessary to indemnify such Bank for such loss or expense (such Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion from a Corresponding Source of Funds). Such amount shall be due and payable by such Borrower to such Bank ten (10) Business Days after such notice is given. Such notice shall be given to such Borrower within a reasonable time following such Bank's determination of the amount owed.

                  Section 2.09.  Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Any Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any part of the Euro-Rate Portion of the Loans at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Any Bank shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.05(d) hereof or would lessen any compensation or indemnity payable to such Bank under Section 2.08 hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion of the Loans is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  (b) Actual Funding. Any Bank shall have the right from time to time to make or maintain any part of the Euro-Rate Portion of the Loans by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such part of the Euro-Rate Portion of the Loans. Any Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrowers to issue one or more promissory notes in the principal amount of such part of the Euro-Rate Portion of the Loans in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrowers. The Borrowers agree to comply promptly with any request under subsection (ii) of this Section 2.09(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion of the Loans were made or maintained by such Bank and Such note were a Note payable to such Bank's order.

                  Section 2.10.  Fees; Termination or Reduction of Commitments.

                  (a)      Fees

                           (i) Upfront Fee. The Borrowers agree to pay to the Agent, for the account of each Bank in accordance with such Bank's Percentage Share, as consideration for each Bank's agreement to amend and restate the Second Amended and Restated Loan Agreement, a fee payable on the date of the execution and delivery of this Third Amended and Restated Loan Agreement in an amount equal to (A) 0.125% of the aggregate $45,000,000 Commitment of the Banks under the Second Amended and Restated Credit Agreement, plus (B) 0.250% of the incremental $25,000,000 Commitment of the Banks under this Agreement (such incremental Commitment being equal to the difference between the aggregate Commitment of the Banks under this Agreement and the aggregate Commitment of the Banks under the Second Amended and Restate Loan Agreement).

                           (ii) Facility Fees. The Borrowers agree to pay to the Agent, for the account of each Bank in accordance with such Bank's Percentage Share, as consideration for each Bank's Commitment hereunder, for each day during the period from the date hereof through and including the Expiration Date, fees (the "Facility Fees"), payable quarterly in arrears on the last day of each fiscal quarter, on the average daily amount of the sum of the Banks' Commitments (whether borrowed or unborrowed) at a rate per annum (based on a year of 365 or 366 days, as the case may be) determined with reference to the Consolidated Total Indebtedness to EBITDA Ratio for the period of four consecutive fiscal quarters most recently completed prior to such day, as follows:

                  Consolidated Total Indebtedness
                  to EBITDA Ratio (X)                    Fee Rate
                  -----------------------------------------------
                       X > 4.25                           0.70%
                       3.75 < X < 4.25                    0.50%
                                -
                       3.25 < X < 3.75                    0.40%
                                -
                       2.75 < X < 3.25                    0.35%
                                -
                       2.00 < X < 2.75                    0.30%
                                -
                       1.25 < X < 2.00                    0.25%
                                -
                       X < 1.25                           0.20%
                         -

                           (iii) Administration Fee. As a consideration for the Agent's administration of the credit facility contemplated by this Agreement, the Borrowers agree to pay to the Agent for the Agent's own account an administration fee ("Administration Fee") in an amount, and at such times, as set forth in a letter from Agent to Borrower dated on or about the date of this Agreement.

                  Reduction/Termination of Commitments.

                       The aggregate Commitments automatically shall be reduced at such times and by such amounts as specified in Section 2.01 hereof.

                           (ii) The Borrowers may at any time or from time to time terminate in whole or reduce ratably the Commitments of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving not less than five (5) Business Days' prior telecopied or telexed notice or telephoned notice confirmed in writing to such effect to the Agent, provided that any such reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof.

                           (iii) After each such termination or reduction, the Facility Fees payable hereunder shall be calculated upon the Commitments of the Banks as so reduced. The Facility Fees shall be paid quarterly on the last day of each fiscal quarter after the date hereof to and including the Expiration Date of the Commitments and on the date of each termination or reduction of the Banks' Commitments on the amount so terminated or reduced, for the preceding period for which such fee has not been paid.

                  Section 2.11.  Extension of Expiration Date.

                  (a) Request for Extension. Not more than 120 days, but not later than the date 60 days, prior to the second Anniversary Date, the Borrowers may, at their option, in a written notice to the Agent request (an "Extension Request") that the Expiration Date be extended for a period of one year. The Agent shall promptly inform the Banks of such Extension Request. Each Bank that agrees with such Extension Request shall deliver to Agent its express written consent hereto no later than 30 days prior to such Anniversary Date. Each Bank shall have the right to withhold such consent in its sole discretion, and such consent may be withheld regardless of whether any prior consent to any extension has been given by any Bank.

                  (b) Extension. If all of the Banks shall have consented to any such Extension Request, Agent shall so notify the Borrowers and then as of 5:00 p.m. Pittsburgh time, on the date which is 1 day prior to such Anniversary Date the Expiration Date shall be deemed to have been extended for, and shall be the date, one year after the then effective Expiration Date.

                  (c) Additional Extension. Regardless of whether the Borrowers provide an Extension Request prior to the second Anniversary Date, or whether the Banks consent to any such Extension Request, the foregoing procedure may be followed with respect to a one-year extension requested by the Borrowers not more than 120 days, but not later than the date 60 days, prior to the third Anniversary Date; provided that any Extension Request made by the Borrowers shall be subject to the consent of all of the Banks, which consent may be withheld by any Bank in its sole discretion, and which consent may be withheld regardless of whether any prior consent to any extension has been given by any Bank.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each of Foster and Natmaya, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Agent and each of the Banks that:

                  Section 3.01. Organization and Qualification. Each of Foster and its Subsidiaries and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of Foster's, its Subsidiaries' and each Guarantor's activities or ownership (or leasing) of property, or both makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect on the financial condition or business of Foster, any Subsidiary or any Guarantor (as the case may be).

                  Section 3.02. Power and Authority. Each of Foster and its Subsidiaries and each Guarantor has corporate power and authority to make and carry out this Agreement and the Loan Documents to which Foster, any Subsidiary and any Guarantor are a party, and that Foster and Natmaya have the corporate power and authority to make the borrowings provided for herein, and to perform its obligations hereunder and under the other Loan Documents and under the Notes; and all such action has been duly authorized by all necessary corporate proceedings on the part of Foster, Natmaya and each Guarantor. Foster and each Subsidiary have all requisite corporate power and authority to own and operate their respective properties and to carry out their respective businesses as now conducted and as presently contemplated to be conducted.

                  Section 3.03. Financial Statements. Foster has furnished to each Bank copies of its 1998 audited consolidated financial statements of Foster and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998. The consolidated financial statements fairly present the financial position of Foster and its Consolidated Subsidiaries and the results of their operations and the changes in financial position for the periods then ended, in conformity with GAAP.

                  Section 3.04. Litigation or Proceedings; Commitments and Contingencies.

                  (a) There is no litigation or governmental proceeding by or against Foster or any Subsidiary pending or, to the knowledge of Foster, threatened which, in the opinion of Foster, involves any substantial risk of any material adverse effect on the financial condition or business of the total enterprise represented by Foster and its Subsidiaries on a consolidated basis. As of the date of this Agreement, Foster and its Subsidiaries are parties to the pending litigation or governmental investigations or proceedings, involving exposure to possible loss individually in the amount of $500,000 or more, identified in the Schedule of Litigation attached hereto as Schedule 3.04.

                  (b) Neither Foster nor any of its Subsidiaries has any known contingent liabilities which, in the opinion of Foster, could have a material adverse effect on the financial condition or business represented by Foster and its Subsidiaries on a consolidated basis which are not referred to (i) in the financial statements referred to in Section 3.03 hereof, (ii) in the notes thereto, or (iii) in Section 5.02(c) hereof.

                  Section 3.05. Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the business, assets or financial condition of the total enterprise represented by Foster and its Subsidiaries on a consolidated basis.

                  Section 3.06.  Title to Properties.

                  (a) Foster, each Subsidiary and each Guarantor have and will have good and marketable title to all material properties, assets and other rights which they purport to own, or which are reflected in their books and records other than leasehold property, free and clear of all Liens (except those permitted by Section 5.02(b) hereof and those which are not material to the business or financial condition of Foster, such Subsidiary or such Guarantor (as the case may be)).

                  (b) Foster, each Subsidiary and each Guarantor have good and marketable title to all Eligible Accounts and all Eligible Inventory, free and clear of all Liens except Liens permitted under Sections 5.02(b)(1), (2), (4) or
(6) hereof.

                  (c) All information set forth in the financial statements, other documents and reports furnished by Foster or Natmaya to the Agent or the Banks from time to time is true, correct and complete and is expressly incorporated herein by this reference.

                  (d) On each occasion on which Foster or Natmaya evidences to the Agent the balances on and the nature and extent of those accounts in which Foster, Natmaya or any Guarantor has rights, each of Foster and Natmaya shall be deemed to have warranted, to the best of its knowledge after due inquiry in accordance with established credit and accounting policies, that (i) every account so evidenced is valid and enforceable without performance by any person of any other act, (ii) the balances so evidenced are in fact owing to Foster or Natmaya and (iii) there are no setoffs, counterclaims or defenses against any such account.

                  Section 3.07. No Conflict with Other Documents; Authorizations and Approvals. Neither the execution and delivery of this Agreement or any of the other Loan Documents, the consummation of the transactions herein and therein contemplated nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles or by-laws of Foster, any Subsidiary or any Guarantor or of any law or of any regulation, order, writ, injunction or decree of any court or governmental instrumentality or of any material agreement or instrument to which Foster or any of its Subsidiaries (including without limitation any Guarantor) is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any security interest, Lien, charge or encumbrance of any nature whatsoever upon any of the material properties of Foster or of any of its Subsidiaries pursuant to the terms of any such agreement or instrument. No approval, authorization or other action by any governmental authority or any other person, firm or corporation is required to be obtained by Foster or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, or any other agreement between or among any or all of the Banks and Foster or any of its Subsidiaries or the transactions contemplated hereby or thereby, or the making of any borrowing by Foster or Natmaya hereunder.

                  Section 3.08. Tax Returns. Foster, each Subsidiary and each Guarantor has filed all Federal tax returns which are required to be filed and all other tax returns which are required to be filed (except for tax returns for which an unexpired extension has been granted by the appropriate Official Body) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All Federal tax returns of Foster and Natmaya through the fiscal years ended on December 31, 1995 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable period of limitations and the results of such audits are fully reflected in the most recent balance sheet referred to in Section 3.03 hereof. Foster and Natmaya know of no material additional assessment since said date for which adequate reserves appearing in the said balance sheet have not been established. Foster, each Subsidiary and each Guarantor have made adequate provision for all current taxes, and in the opinion of Foster there will not be any material additional assessments for any fiscal periods prior to and including that which ended December 31, 1998 in excess of the amounts reserved therefor in such balance sheet.

                  Section 3.09. Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by Foster and Natmaya. This Agreement constitutes, and the other Loan Documents when duly executed and delivered by Foster, Natmaya and each Guarantor pursuant to the provisions hereof will constitute, valid and binding obligations of Foster, Natmaya and each Guarantor, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 3.10. Regulations G, U, T and X; Investment Company Status. Neither Foster nor any Subsidiary is engaged principally, or as one of its most important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. This Agreement does not violate Regulations G, U, T, and X of the Board of Governors of the Federal Reserve System. Neither Foster nor any Subsidiary, or any agent acting on the behalf of Foster or any Subsidiary, has taken any action or will take any action that might cause this Agreement or any Note to violate Regulations G, U, T, and X or any other regulation the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Act of 1934, as in effect from time to time. Neither Foster, Natmaya nor any Guarantor is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  Section 3.11. ERISA Compliance. (a) Foster or any of its Subsidiaries or member of a Controlled Group maintains only the Plans described on the Schedule of Plans attached hereto as Schedule 3.11; (b) each Plan has been funded in all material respects in accordance with its terms and with the minimum funding standards of Part Three of Title I of ERISA and will be funded in all material respects in accordance with such terms and standards; (c) each Plan has been maintained in accordance with its terms and with all provisions of ERISA applicable thereto and will be maintained in all material respects in accordance with such terms and will be in material compliance with ERISA; (d) no Reportable Event which would have a material adverse effect on the Plan Employer and which could cause PBGC to institute proceedings under Section 4042 of ERISA has occurred and is continuing with respect to any Plan; (e) no material liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (f) except as disclosed on Schedule 3.11, no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made by the board of directors of a Plan Employer or by the Plan administrator to terminate or institute proceedings to terminate any Plan;
(g) no withdrawal, either complete or partial, has occurred or commenced with respect to any multiemployer Plan and no decision has been made by the board of directors of a Plan Employer or by the Plan administrator either to completely or partially withdraw from any multiemployer Plan; and (h) except as disclosed on Schedule 3.11, there has been no cessation of, and no decision has been made by the board of directors of a Plan Employer or by the Plan administrator to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan. Each single-employer Plan has been timely amended to comply with all the applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984, and Foster has no knowledge of any fact relating to any Plan which involves any substantial risk or reasonable possibility of resulting in a material adverse change in the financial condition of Foster and its Subsidiaries taken together as a whole. Foster has provided to the Agent and each of the Banks a copy of the most recent Annual Report (Form 5500 or 5500C), including all attachments thereto, filed with the Internal Revenue Service in respect of each Plan and each such Annual Report fairly presents the funding status of the Plan to which it relates. There has been no material deterioration in the funding status of any Plan since the date of the Annual Report filed in respect thereof.

                  Section 3.12. Defaults. Neither Foster nor any Subsidiary is in default under any provision of its charter or by-laws or, so as to affect adversely in any material manner the business or assets or the condition, financial or otherwise, of Foster on an individual basis, or of Foster and its Subsidiaries on a consolidated basis, under any provision of any agreement, lease or other instrument to which it is a party or by which it is bound.

                  Section 3.13. Compliance with Laws. To the best of Foster's knowledge, except as set forth in Schedule 3.13 hereto, neither Foster nor any Subsidiary is in violation of or subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, environmental protection Law, or hazardous waste or toxic substances management, handling or disposal Law and including but not limited to (a) any restrictions, specifications or requirements pertaining to products that either Foster or any Subsidiary manufactures, processes or sells or pertaining to the services each performs,
(b) the conduct of their respective businesses and (c) the use, maintenance or operation of the real and personal properties owned or possessed by them), except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Foster or the Subsidiary which is in violation of such Law.

                  Section 3.14. Disclosure. To the best knowledge of Foster and Natmaya, neither this Agreement nor any agreement, document, certificate or statement furnished to the Agent or the Banks by or on behalf of Foster or Natmaya in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                  Section 3.15. Continuing Effect. All representations and warranties of Foster and Natmaya hereunder are and shall be continuing ones and shall be true, correct and complete so long as Foster, Natmaya or any Guarantor shall have obligations outstanding and unperformed under this Agreement and the other Loan Documents.

                  Section 3.16. Year 2000. Each of Foster and Natmaya has reviewed its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem. Each of Foster and Natmaya represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a material adverse change to the condition (financial or otherwise), business, operations, assets or prospects of Foster or Natmaya or any of their respective Subsidiaries.

                  Section 3.17. Projections. The Borrowers have furnished to the Agent and each Bank projections prepared by Foster demonstrating the projected consolidated financial condition and results of operations of Foster and its consolidated Subsidiaries after giving effect to the consummation of the purchase by Foster of all of the outstanding capital stock of CXT. Such projections, and the underlying assumptions and estimates, as of the date of preparation thereof and as of the date hereof, are reasonable, are made in good faith, are consistent with the Loan Documents, and represent the Borrowers' best judgment as to such matters. Nothing has come to the attention of either Borrower prior to the date of this Agreement which would lead that Borrower to believe that such projections will not be attained or exceeded.


                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  The obligations of the Bank to make Loans hereunder are subject to the accuracy, as of the date hereof, of the representations and warranties herein contained, to the performance by the Borrowers of their obligations to be performed hereunder on or before the date of each such Loan and to the satisfaction of the following further conditions:

                  Section 4.01. First Revolving Credit Loans. At the time of the making of the initial Loans after the date of this Agreement:

                  (a)     The Agent shall have received the following documents:

                           (i) Opinion of Counsel for the Borrowers. A favorable
                  opinion of David Voltz, Esq., counsel for Foster, and a favorable opinion of Tucci & Tannenbaum, counsel for Natmaya, each dated the date of the initial Loans, in form and scope satisfactory to Reed Smith Shaw & McClay LLP, special counsel for the Agent and the Banks, as to (A) the matters referred to in Sections 3.01, 3.02, 3.07, and 3.09 hereof; and (B) such other matters incident to the transactions herein contemplated as the Agent and said special counsel may reasonably request;

                           (ii) Certified Resolutions, Articles of Incorporation
                  and Bylaws, etc. (A) Copies of all documents evidencing corporate action taken by the Borrowers and each Guarantor (as the case may be) relative to this Agreement and the other Loan Documents in form and substance satisfactory to the Agent and said special counsel for the Agent and the Banks, certified by the Secretary of each Borrower (B) copies of the Articles of Incorporation (or Certificate of Incorporation) and By-Laws of each Borrower and each Guarantor (as the case may be) (such Articles of Incorporation (or Certificate of Incorporation) and By-Laws being certified by the Secretary of each Borrower and each Guarantor (as the case may be)) and (C) certificates, dated a recent date, of the Secretary of State or other similar officials as to the good standing of each Borrower and each Guarantor (as the case may be) under the laws of the state of its incorporation;

                           (iii) Incumbency Certificates. Certificates, signed
                  by a Secretary or an Assistant Secretary of each Borrower and each Guarantor (as the case may be), certifying as to the name of the officer or officers of each Borrower and each Guarantor (as the case may be) authorized to sign this Agreement and the other Loan Documents and as to the specimens of the true signatures of such officer or officers, on which the Agent and the Banks may conclusively rely until a revised certificate is similarly so delivered;

                           (iv) Officer's Certificate. Certificates, signed by a
                  Responsible Officer of each Borrower as to the fulfillment of the condition precedent set forth in Sections 4.01(b)(i)-(iii) hereof;

                           (v) Other Loan Documents. The duly executed Notes, an
                  initial Accounts Receivable-Inventory Report, a Collateral Acknowledgement, substantially in the form of Exhibit I to this Agreement, with the Pledged Stock Collateral Agent ("Collateral Acknowledgement"), and a Pledge Agreement, substantially in the form of Exhibit J to this Agreement, by the Borrowers in favor of the Agent ("Pledge Agreement"), in each case covering the pledging by the Borrowers of the Pledged Stock as Collateral, any required Subsidiary Guaranty and Suretyship Agreements and Guarantor Security Agreements in form and substance satisfactory to the Agent and the Banks, a certificate of Foster to the effect that the Subsidiaries, if any, which are providing such Agreements are the only Subsidiaries of Foster which are not Designated Subsidiaries and such other Loan Documents as the Agent and the Banks may request;

                  (vi) Pledged Stock. The Borrower shall surrender possession or control of all of the Pledged Stock to the Pledged Stock Collateral Agent in accordance with the terms of the Pledge Agreement; and

                  (b) The following conditions precedent shall be satisfied:

                           (i) Representations and Warranties. Each Borrower's
                  representations and warranties in Article III hereof shall be true and accurate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date);

                           (ii) Absence of Event of Default. No Event of Default
                  and no Potential Event of Default shall have occurred and be continuing or shall exist;

                           (iii) Compliance with Covenants. Foster (and to the
                  extent applicable, Natmaya) shall be in compliance with the covenants set forth in Article V hereof;

                           (iv) Opinion of Accountants. The report of
                  independent certified public accountants accompanying the most recent audited financial statements delivered pursuant to
                  Section 5.03 hereof shall not contain any material qualification or exception not acceptable to the Agent;

                           (v) Material Adverse Change. No material adverse
                  change (individually or in the aggregate) shall have occurred, in the reasonable judgment of the Agent, with respect to the condition (financial or otherwise), business, assets or financial condition of the total enterprise represented by Foster and its Subsidiaries on a consolidated basis from the date of the last audited financial statements delivered pursuant to Section 5.03 hereof to the date of such borrowing;

                           (vi) Legal Details. All legal details and proceedings
                  in connection with the transactions contemplated by this Agreement and all documents delivered to the Agent pursuant to this Section 4.01 shall be in form and substance satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as the Agent shall reasonably request; and

                  (vii) Upfront Fee. The Borrowers shall have paid to the Agent, for the account of each Bank in accordance with such Bank's Percentage Share, the upfront fee required to be paid by the Borrowers pursuant to Section 2.10(a)(i) of this Agreement.

                  Section 4.02. Subsequent Revolving Credit Loans; Letters of Credit. The making of Loans made subsequent to the initial Loans made pursuant to Section 4.01 hereof and the issuance of Letters of Credit, shall be made subject to the following terms and conditions:

                  (a) Effect of Borrowing Request or Application. The submission of a Notice of Borrowing pursuant to Section 2.03 hereof subsequent to the date of this Agreement and the submission of an Application pursuant to Section 2.02(a) or (b) hereof, shall be deemed to be a certification, as of the date of such submission or request, that:

                           (i) Representations, Warranties and Covenants. The
                  representations and warranties in Article III hereof shall be true and accurate with the same effect as though such warranties and representations had been made on and as of such date (except representations and warranties which relate solely to an earlier date) and Foster (and to the extent applicable, Natmaya) is in compliance with the covenants set forth in Article V hereof; and

                           (ii) Event of Default. No Event of Default or
                  Potential Event of Default shall have occurred and be continuing or shall exist.

                  (b) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as the Agent shall reasonably request. The Borrowers also shall have used commercially reasonable efforts to obtain, or caused each Guarantor to have used commercially reasonable efforts to obtain, as soon as reasonably practicable after Closing, landlord waiver agreements, substantially in the form of Exhibit K to this Agreement ("Landlord Waiver Agreements"), from any landlord of any premises leased by any Borrower or any Guarantor (as the case may be) upon which any Collateral is located at any time;


                                    ARTICLE V

                                    COVENANTS

                  Section 5.01. Affirmative Covenants Other Than Reporting Requirements. Foster and Natmaya covenant to the Agent and each of the Banks that, so long as any Borrower may borrow hereunder and until payment in full of all of the Debt, each of the Borrowers will:

                  (a) Preservation of Corporate Existence, etc. Preserve and maintain, and cause each Guarantor to preserve and maintain, its corporate existence, rights, franchises, licenses, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties, except where the failure to do so would not have a material adverse effect on the financial condition or business of Foster, Natmaya or any Guarantor.

                  (b) Payment of Taxes, etc. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties owned by it, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials or supplies which, if unpaid, might become a Lien upon any material properties of Foster or any Subsidiary, provided that neither Foster nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which Foster or the Subsidiary in question shall have set aside on its books in accordance with GAAP appropriate reserves with respect thereto.

                  (c) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable Laws (including but not limited to ERISA, the Code, and any applicable tax law, occupational safety or health Law, or environmental protection or pollution control Law) in all material respects; provided that Foster and Natmaya shall not be deemed to be in violation of this Section 5.01(c) as a result of any failure to comply that would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of Foster and its Subsidiaries taken as a whole or the ability of either Foster or Natmaya to perform its obligations under this Agreement or any other Loan Document.

                  (d) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance on its or their properties with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Foster or such Subsidiary operates. Foster will deliver to the Agent, at the time of making the first Loans and on the last day of each fiscal year thereafter a statement or insurance company certificate in such detail as the Agent may request as to all insurance coverage of Foster and all of its Subsidiaries.

                  (e) Maintenance of Properties, etc. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its properties (tangible and intangible) which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not effect adversely the financial condition or business of Foster, Natmaya or the Subsidiary which owns such property.

                  (f) Financial Accounting Practices. Make, and shall cause each Subsidiary to make, and keep books, records and accounts which, in reasonable detail and determined on a consolidated basis for Foster and its Consolidated Subsidiaries, accurately and fairly reflect transactions and dispositions of assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with GAAP and (B) to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (g) Visitation Rights. At any reasonable time and from time to time, permit the Agent or the Banks or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Foster and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Foster and any of its Subsidiaries with any of their respective officers, employees, or directors or independent accountants.

                  (h) Maintenance of Minimum Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio greater than or equal to 1.25 to 1.00 as of the end of each month on the basis of the twelve consecutive months then ending.

                  (i) Maintenance of Minimum Consolidated Tangible Net Worth. From and after July 1, 1998, maintain at all times a Consolidated Tangible Net Worth greater than or equal to the sum of (A) $59,102,000 plus (b) 50% of the cumulative positive Consolidated Net Income for all completed fiscal quarters of Foster commencing with the fiscal quarter ending March 31, 1998, plus (c) 75% of the cumulative amount of the proceeds (net of issuance expenses) to Foster of the issuance after December 31, 1997 of Foster's capital stock. For purposes of this Section 5.01(i) only, Consolidated Net Income shall not include any loss attributable to any such period of determination.

                  (j) Maintenance of Maximum Consolidated Total Indebtedness to EBITDA Ratio. Maintain a Consolidated Total Indebtedness to EBITDA Ratio less than or equal to 4.50 to 1.00 as of the end of each month on the basis of the period of twelve consecutive months then ending.

                  (k) ERISA Covenants. (i) Cause each Plan Employer with respect to its Plans (A) to satisfy the minimum funding standards of Section 412 of the Code with respect to any single-employer Plan and (B) to comply in all material respects with the provisions of ERISA and the Code which are applicable to any Plan and (ii) not permit any Plan Employer with respect to its Plans (A) to terminate any single-employer Plan which could result in any liability to the PBGC under Title IV of ERISA as set forth on IRS Form 5310 in an amount greater than $500,000 for any individual Plan or greater than $750,000 for any group of Plans terminated in any calendar year, (B) to engage in any prohibited transaction as described in Section 406 of ERISA or to incur a Reportable Event,
(C) to withdraw from any multi-employer Plan which could result in the incurrence of withdrawal liability in an amount greater than $500,000, (D) to adopt any new Plan without prior written notice to the Agent and the Banks, (E) to lose the qualified status of any Plan under Section 401 of the Code or the exempt status of any related trust under Section 501 of the Code or (F) to cease operations at a multiple-plant facility within the meaning of Section 4062(e) of ERISA and which could reasonably be expected to result in liability to the PBGC under Title IV of ERISA in an amount greater than $750,000, whether or not such liability is paid to the PBGC or secured by the filing of a bond with the PBGC.

                  (l) Satisfaction of Judgments. Pay or otherwise satisfy, and cause of each of its Subsidiaries to pay or otherwise satisfy, every final judgment from which no further appeal may be taken in excess of $100,000 entered against it or such Subsidiary within 60 days after entry thereof or after the expiration of any stay of execution with respect thereto.

                  (m) Maintenance of Minimum Eligible Accounts. On each day when Foster's Consolidated Fixed Charge Coverage Ratio for the period of twelve consecutive months ending on the day before the first day of the then most recently completed month is less than or equal to 1.75 to 1, maintain Eligible Accounts which are, in the aggregate, greater than or equal to the product of
(i) forty percent (.40) times (ii) the sum of all Debt outstanding on such day under this Agreement.

                  (n) Environmental Covenant. Notwithstanding the provisions of
Section 5.01(c) hereof, Foster will, and will cause each of its Subsidiaries to,
(i) use and operate all of its facilities and properties in material compliance with all environmental Laws (including, but not limited to, those Laws designed to protect human health and the environment), keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous substances and materials, toxic materials and all other materials hazardous to human health or the environment in material compliance with all applicable environmental Laws; provided that Foster or Natmaya shall not be deemed to be in violation of this Section 5.01(n)(i) as a result of any failure to comply that would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of Foster and its Subsidiaries taken as a whole or the ability of Foster or Natmaya to perform its obligations under this Agreement or any other Loan Document, (ii) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in connection with environmental Laws, or compliance with or responsibility under environmental Laws, that may give rise to liability or responsibility under applicable environmental Laws, (iii) promptly respond in an appropriate manner to any such claims, complaints, notices or inquiries and, additionally, take action where appropriate to remedy any such alleged condition or non-compliance with environmental good faith by proper proceedings; and (iv) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 5.01(n).

                  (o) Guarantors. Upon the execution and delivery of this Agreement (with respect to Subsidiaries of Foster on the date of such execution and delivery ) and upon the acquisition or formation after such date of any Subsidiary of Foster, Foster immediately will provide notice to the Agent of the Subsidiary's status as a Guarantor or a Designated Subsidiary, as the case may be, together with such other information as the Agent or any Bank shall reasonably request, and will cause each Subsidiary which is not a Designated Subsidiary to execute and deliver a Subsidiary Guaranty and Suretyship Agreement, pursuant to which such Subsidiary shall guaranty the Borrowers' obligations hereunder, a Guarantor Security Agreement, pursuant to which such Subsidiary will grant to the Agent, for the benefit of the Banks, a security interest in its Collateral, and such other agreements, instruments or other documents as the Agent or any Bank may reasonably request, all in form and substance satisfactory to the Agent and the Banks. Foster will, and will cause any such Subsidiary to, maintain and preserve such Subsidiary's status as a Guarantor until such time that Foster designates such Subsidiary as a Designated Subsidiary pursuant to Section 5.04 below.

                  Section 5.02. Negative Covenants. Foster and Natmaya covenant that, so long as any Borrower may borrow hereunder and until payment in full of the Debt, each of Foster and Natmaya will not:

                  (a) Indebtedness. Create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, or permit any Subsidiary to create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, any Indebtedness (including Guarantees) other than the following:

                           (1)      Indebtedness in respect of obligations to
the Agent and the Banks hereunder or under the other Loan Documents;

                           (2) Indebtedness in the ordinary course of business,
                  in respect of accounts payable, accrued payroll expenses, accrued pensions, progress billings and, unbilled retentions in excess of related cost, estimated replacements on sales, deferred income taxes, liabilities of a character described as accrued liabilities on the consolidated balance sheet of Foster and its Consolidated Subsidiaries, other taxes, assessments, governmental charges, and claims for labor, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 5.01(b) hereof;

                           (3) Indebtedness not existing on the date hereof
                  arising in respect of the purchase of property on which Liens are permitted under clause (5) of Section 5.02(b) hereof;

                           (4) Indebtedness (other than Capitalized Leases)
                  existing on the date hereof and set forth on Schedule 5.02(a) attached hereto or reflected in the financial statements delivered pursuant to Section 3.03 hereof;

                           (5) Indebtedness arising in respect of Capitalized
                  Leases which in the aggregate do not provide for payments during any fiscal year in excess of $2,500,000;

                           (6) Private Placement Debt, which shall be
                  permissible only in the event of the execution and delivery of an intercreditor agreement (the "Intercreditor Agreement") between the Agent and the purchaser of the Private Placement Debt, which agreement shall contain such terms and conditions as are appropriate and as are satisfactory to the Agent, including but not limited to provisions for the pari passu treatment of any collateral and for the acceleration of any Indebtedness;

                           (7) Indebtedness assumed or incurred by Foster not
                  exceeding $2,045,000 principal amount evidenced by, or in connection with, industrial development revenue bonds relating to facilities of Precise Fabricating Corporation acquired by Foster;

                           (8) Intercompany Indebtedness in the form of a
                  promissory note executed by Foster in favor of Natmaya in a maximum principal amount of $15,000,000; provided that (i) prior notice of the execution thereof shall have been given to the Agent and the Banks, (ii) Foster's board of directors has determined that such intercompany Indebtedness is in the best interest of Foster and its Subsidiaries, (iii) Foster is continuing to receive the intended tax benefit in connection with such intercompany Indebtedness, (iv) neither Natmaya nor any Wholly-Owned Subsidiary of Natmaya shall have any creditors other than Foster and the Banks relating to the Debt under this Agreement, except that Natmaya and its Subsidiaries (all of which shall be Wholly-Owned) may have creditors other than Foster and the Banks for Indebtedness (other than Indebtedness for borrowed money) incurred in the ordinary course of business up to an aggregate amount outstanding at any one time of $100,000, (v) Natmaya or any Wholly-Owned Subsidiary of Natmaya shall continue to hold title, right and interest to Foster's trademarks, patents, investment securities and debt assets (vi) Natmaya and its Subsidiaries (all of which shall be Wholly-Owned) shall continue to manage the trademarks, patents, investment securities and debt assets of Foster only, and shall not engage in any other business (other than making the intercompany loan to Foster permitted by this Section 5.02(a)(8)) without the prior written consent of the Agent and the Required Banks;

                  (9) Indebtedness of up to $3,500,000 secured by land, buildings and equipment owned by Foster and located at Foster's Petersburg, Virginia facility; and

                           (10) Other Indebtedness in an aggregate principal
                  amount not exceeding $1,500,000 at any time outstanding.

                  (b) Negative Pledge; Liens. (i) Create, assume, incur, or suffer to be created, assumed, incurred or to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or (ii) transfer or permit any Subsidiary to transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or
(iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement, including, without limitation, Capitalized Leases; or (iv) suffer to exist any Indebtedness which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given priority over its general creditors; or (v) enter, or permit or cause any Subsidiary to enter into any agreement which purports to restrict in any manner the ability of Foster or any Subsidiary to grant security interests or liens to the Agent for the benefit of the Agent and the Banks, in respect of assets either of the Company or of any Subsidiary, which assets have not theretofore been encumbered or made subject to the grant of a security interest in favor of or for the benefit of the Agent and the Banks; provided, however, that Foster and its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

             (1) Liens in favor of the Agent for the benefit of the Agent and the Banks;

             (2) Nonconsensual Liens to secure claims for Indebtedness permitted by Section 5.02(a)(2) hereof;

             (3) Liens existing on the date hereof and Liens securing Indebtedness permitted by Section 5.02(a) hereof;

                           (4) Deposits or pledges made in connection with, or
                  to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                           (5) Purchase money security interests (including
                  mortgages, conditional sales, and any other title retention or deferred purchase devices) in personal property of Foster or a Subsidiary existing or created at the time of acquisition thereof, and the renewal, extension and refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that the principal amount of Indebtedness secured by each such security interest in each item of property does not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of the item subject thereto;

                           (6) Liens securing taxes, assessments or governmental
                  charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons, provided the payment thereof is not at the time required by Section 5.01(b);

                           (7) Liens incurred or deposits made in the ordinary
                  course of business (x) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property, or (y) on the proceeds of insurance policies securing the borrowings to finance the premiums thereon;

                           (8) Attachment, judgment and other similar Liens
                  arising in connection with court proceedings, so long as such Liens have not been in force for the applicable appeal period, execution or other enforcement has not been levied and thereafter so long as the execution or other enforcement of such Liens is effectively stayed, provided the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                           (9) Liens on property of a Subsidiary securing
                  obligations owing to Foster or a Wholly-Owned Subsidiary;

                           (10) Reservations, exceptions, encroachments,
                  easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially interfere with the ordinary conduct of the business of Foster and its Subsidiaries;

                           (11) Liens or deposits made in connection with
                  contracts with or made at the request of the United States of America or any department or agency thereof or resulting from progress payments or partial payments under any such contracts;

                           (12) Bailments of property (a) to bailees which have
                  entered into an agreement with Foster and the Agent in substantially the form attached hereto as Exhibit E, with blanks appropriately filled, as the same may be amended, supplemented or modified from time to time, provided, however, that Foster may enter into an agreement or agreements regarding the bailment of commingled goods which are not substantially in the form of Exhibit E so long as the value of commingled goods subject to such bailments does not exceed $250,000 in the aggregate, or (b) other bailments of property, including bailments in connection with Foster's relay rail activities and consistent with Foster's past practices, provided, however, that the value of such bailments does not exceed $20,000,000 in the aggregate for all such property;

                  (13) Liens on land, buildings and equipment owned by Foster and located at Foster's Petersburg, Virginia facility securing the $3,500,000 of Indebtedness permitted under Section 5.02(a)(9) above; and

                           (14) Liens in favor of one or more of the Banks to
                  secure the obligations of the Company under one or more Interest Rate Swap Agreements.

                  (c) Contingent Liabilities. Become liable or permit any Subsidiary to become liable in respect of any Guarantees except (i) Guarantees existing on the date hereof and disclosed on Schedule 5.02(c) attached hereto,
(ii) Guarantees entered into by Foster for the benefit of one or more Wholly-Owned Subsidiaries of Foster, (iii) Guarantees which may be required in order to comply with applicable Law, including but not limited to ERISA, (iv) Guarantees or obligations arising in respect of bid or performance bonds, (v) Guarantees in favor of the Banks, and (vi) other Guarantees which in the aggregate could not result in payments in excess of $1,000,000.

                  (d) Mergers, etc. Merge or consolidate with any person or agree to do so or permit any Subsidiary to do so, or create or acquire any new Subsidiary, except that, after notice to the Agent and the Banks, (i) any Subsidiary of Foster may merge with Foster in a transaction where Foster is the surviving entity, (ii) any Subsidiary may merge with any other Subsidiary, and
(iii) Foster may create Subsidiaries not existing on the date hereof for the purpose of effecting transactions permitted under Section 5.02(f)(5) hereof.

                  (e) Sales of Assets, etc. Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) to any person or entity, or permit any Subsidiary to do so, except (subject to Section 2.01(e)) (i) sales of assets in the ordinary course of business, (ii) sales of inventory previously categorized as obsolete, slow moving or surplusage and sales of machinery, equipment or other similar operating assets previously categorized as obsolete or surplusage and not utilized at the time of such sale in the ordinary course of business of the selling entity, (iii) sales of artwork, (iv) sales of the stock of Subsidiaries permitted to be created under Section 5.02(f)(3) hereof,
(v) after notice to the Agent and the Banks, sales of properties and assets following an approval by Foster's board of directors provided that such sales are made for cash on commercially reasonable terms at fair market value and do not exceed 5% of Consolidated Tangible Net Worth (at the beginning of the applicable fiscal year) in any given fiscal year of Foster or 15% of Consolidated Tangible Net Worth (at the beginning of the applicable fiscal year) in the aggregate during the term of this Agreement (provided that the net cash proceeds of asset sales which shall have been reinvested by Foster or any Subsidiary of Foster, in accordance with, and as permitted by, Section 5.02(f)(5) of this Agreement, in tangible assets having comparable value shall be deducted as of the date of such permitted reinvestment in calculating compliance with the 15% limitation in this clause (v)), (vi) a lease or sublease of new machining equipment valued at approximately $1,500,000 to Rail Products & Fabrications, Inc., based in Seattle, Washington ("RPF"), (vii) after notice to the Agent and the Banks, and with the approval of Foster's board of directors, the sale of all or any portion of Foster's Langfield, Texas manufacturing plant, and the land, buildings, equipment, inventory, books, records and other property related thereto at any time on or prior to June 30, 1999, (viii) sales of the Borrowers' investment in Dakota, Minnesota & Eastern Railroad Corp. for a price at least equal to the value of that investment as shown in the then most recent financial statements of Foster provided to the Agent; (ix) after notice to the Agent and the Banks, and with the approval of Foster's board of directors, the sale of all or any portion of Foster's Mining Products Division (which includes Foster's facilities at Pomeroy, Ohio, St. Mary's, West Virginia and Charleston, West Virginia), and the land, buildings, equipment, inventory, books, records and other property related thereto (other than trade accounts receivable) at any time on or prior to December 31, 1999; provided that the book value (determined as of December 31, 1998) of such assets of Foster's Mining Products Division sold pursuant to this clause (ix) shall not exceed $5,000,000 in the aggregate; and (x) after notice to the Agent and the Banks, and with the approval of Foster's board of directors, the sale of those assets identified on Schedule 5.02(e)(x); provided, that the book value (determined as of December 31, 1998) of such assets sold pursuant to this clause (x) shall not exceed $11,850,000 in the aggregate; and provided, further, that such asset sales permitted under this clause (x) are made for cash on commercially reasonable terms at fair market value.

                  Within twenty days after the end of each calendar month during the term of this Agreement (including any extensions thereof), the Borrowers shall provide the Agent, with a copy for each Bank, a certificate signed by a Responsible Officer of Foster setting forth (A) the amount of net cash proceeds from each permitted asset sale consummated during such calendar month just ended (together with the date of each such sale) and identifying the amounts of such proceeds which the Borrower irrevocably designates as the Designated Excluded Amount for such month and (B) the amount of net cash proceeds from each permitted asset sale consummated from July 1, 1999 through the end of such calendar month just ended (together with the date of each such sale) and identifying the amounts of such proceeds which the Borrower has irrevocably designated as Designated Excluded Amounts. In addition, such certificate shall identify, for such month and such period since July 1, 1999, the respective amounts of such proceeds which have resulted in Mandatory Commitment Reductions, the respective amounts of such proceeds which have been applied to make Investments under Section 5.02(f)(5), and the respective amounts of such proceeds which are available for application, but have not yet been applied, to make Investments under Section 5.02(f)(5).

                  By the Agent and the Banks agreeing to permit a sale, assignment, lease or other disposition of assets by Foster pursuant to this
Section 5.02(e), the Banks shall automatically, and without the need for further action on the part of the Agent or the Banks, be deemed to have (1) consented to the release by the Agent, immediately prior to the disposition of such assets, of all liens and security interests in such assets held by the Agent for itself and as agent for the benefit of the Banks under the Loan Documents, and (2) directed the Agent to take all appropriate and customary action required to assure and to effect the full and complete release of all of such liens and security interests in such assets.

                  (f) Investments. Make or permit any Subsidiary to make Investments in any individual, firm or corporation
                           -----------
except:

                           (1) direct obligations of or obligations directly
                  guaranteed by the United States of America, prime commercial paper (rated by Moody's Investors Service at not less than A-2 and by Standard & Poors at not less than P-2), and certificates of deposit or repurchase agreements issued by any commercial bank having capital and surplus in excess of $100,000,000;

                           (2) Investments of Foster and its Subsidiaries in the
                  ordinary course of business and under usual and customary terms in the form of advances to Foster's and the Subsidiaries' suppliers and subcontractors;

                           (3) Investments in foreign Subsidiaries, and in
                  Subsidiaries (other than Wholly-Owned Subsidiaries) and joint ventures, in each case the business of which is reasonably related to Foster's principal lines of business, provided that
                  (i) prior notice thereof shall have been given to the Agent and the Banks, (ii) each such Investment shall be made in connection with and following a determination by Foster's board of directors that such Investment is in the best interest of Foster and its Consolidated Subsidiaries, and
                  (iii) the amount of such Investments shall not exceed $2,500,000 in any given fiscal year of Foster;

                           (4) Deposit accounts (including time and demand) in
                  and bankers' acceptances of commercial banks referred to
                  Section 5.02(f)(1) hereof;

                           (5) Investments in domestic Wholly-Owned Subsidiaries
                  not in existence on the date of this Agreement, domestic product lines not part of Foster's business on the date of this Agreement, or new domestic businesses not operated by Foster on the date of this Agreement, in each case the business of which is reasonably related to Foster's principal lines of business and in each case in a single transaction or related series of transactions, provided that (i) prior notice thereof shall have been given to the Agent and the Banks, (ii) each such Investment shall be made in connection with, and following, a determination by Foster's board of directors that such Investment is in the best interest of Foster and its Consolidated Subsidiaries, and (iii) the aggregate amount of such Investments during any period of four consecutive fiscal quarters including the then current fiscal quarter (the "Measurement Period") shall not exceed the sum of (the "Acquisition Bucket") (A) $5,000,000 (or, if the "Pro Forma Test" described in the next sentence is met with respect to a particular proposed Investment, $10,000,000), plus (B) at any time the aggregate Commitment of the Banks is $55,000,000 or less, the amount of net cash proceeds of asset sales made in accordance with, and as permitted by, Sections 5.02(e)(v),
                  (ix) or (x) during the Measurement Period through the date of the Investment that have not been designated as Designated Excluded Amounts in accordance with Section 5.02(e) of this Agreement. The "Pro Forma Test" will be met with respect to a particular proposed Investment if the Consolidated Total Indebtedness to EBITDA Ratio would have been less than 3.0 to 1, such determination to be made on a pro forma basis with Consolidated EBITDA being calculated as of the end of the prior four consecutive fiscal quarters for Foster and the acquired entity and as if Consolidated Total Indebtedness on the last day of the most recent fiscal quarter just ended had been increased by the amount of the Investment in question (including any assumed Indebtedness), such determination to be made using assumptions and other calculations reasonably satisfactory to the Agent, which assumptions in any event shall not include any cost savings or other variations from historical performance. Notwithstanding the foregoing provisions of this Section 5.02(f)(5), the acquisition by Foster of all of the outstanding capital stock of CXT, on terms and subject to conditions acceptable to the Agent, shall be a permitted acquisition by Foster under this Agreement, and such acquisition shall be deemed to have completely utilized the Acquisition Bucket, and the Acquisition Bucket will be zero, for the applicable rolling four fiscal quarter period beginning with the fiscal quarter of Foster in which such acquisition is consummated;

                           (6) Investments existing on the date of this
Agreement (including extensions or renewals thereof);

                           (7) Advances to RPF under the Loan and Security
                  Agreement, dated June 8, 1995, between Foster and RPF, aggregating, on a cumulative basis, not more than $2,500,000. At the option of Foster and RPF, all or any portion of such advances, once made to RPF, may be converted into equity interests in RPF at any time thereafter, but such conversions, if any, shall not have the effect of increasing the cumulative amount of advances permitted under this Section 5.02(f)(7) above $2,500,000 in the aggregate. If requested by the Agent or the Banks, Foster will cause RPF's repayment obligation to be evidenced by a promissory note;

                           (8) Loans to officers of Foster and its Subsidiaries
                  for the sole purpose of purchasing common stock of Foster, such loans (i) not to exceed $1,200,000 in the aggregate and $60,000 per officer, (ii) to be made pursuant to a plan approved by the board of directors of Foster and (iii) to be secured by the common stock purchased with the proceeds thereof;

                           (9) Trademarks and patent rights of Foster held by
                  Natmaya or a Wholly-Owned Subsidiary of Natmaya and associated royalty payments from Foster to Natmaya or a Wholly-Owned Subsidiary of Natmaya so long as the conditions in Section 5.02(a)(8) continue to be satisfied at all relevant times; and

                           (10) Investments in existing domestic Wholly-Owned
                  Subsidiaries, provided that Foster is in compliance with
                  Section 5.04 hereof before, and will be in compliance with
                  Section 5.04 hereof after, the Investment is made;

provided, however, that Foster may make Investments which are not in compliance with this Section 5.02(f) in the aggregate amount of $500,000 at any one time outstanding.

                  (g) Transactions with Controlling Persons. Pay, directly or indirectly, any funds to or for the account of, make any Investment in, or enter into a Guarantee in respect of the Indebtedness of, or lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, other than in the ordinary and usual conduct of business and upon fair and reasonable terms no less favorable to Foster than those it would obtain in a comparable arm's length transaction with one not affiliated with Foster, to any Controlling Person, or permit any of its Subsidiaries to do so; provided, however, that notwithstanding the provisions of this Section 5.02(g) Foster or its Subsidiaries may pay to its officers and directors salaries and fees for services rendered in such capacities and usual and ordinary business expenses and advances for travel expenses, incentive compensation pursuant to plans of Foster and its Subsidiaries existing on the date hereof and plans hereafter adopted by the board of directors of Foster, may make payments pursuant to existing contractual relationships between Foster or its Subsidiaries and officers and employees thereof and contractual employment relationships approved by the board of directors of Foster between Foster or its Subsidiaries and employees thereof, may provide and make available to eligible employees fringe and other usual benefits in accordance with past practices, and may, pursuant to an agreement approved by the board of directors of Foster, pay fees for services and advice (in an amount which bears a reasonable relationship to the amount and type of such services and advice) to directors and Foster may make loans to officers of Foster and its Subsidiaries for the sole purpose of purchasing common stock of Foster, such loans (i) not to exceed $1,200,000 in the aggregate and $60,000 per officer, (ii) to be made pursuant to a plan approved by the board of directors of Foster and (iii) to be secured by the common stock purchased with the proceeds thereof.

                  (h) Debt Retirement, Purchases and Redemptions. Voluntarily purchase, prepay, redeem or otherwise retire any preferred or preference stock, subordinated debentures, sinking fund debentures, promissory notes or other securities (other than capital stock) issued by Foster or any Subsidiary, or agree to the rescheduling to shorten scheduled maturities or principal payments of or to increase the rate of interest payable on outstanding indebtedness under any agreement or instrument evidencing an obligation for borrowed money of Foster or any Subsidiary, or permit any of its subsidiaries to do so, other than the Indebtedness referred to in Sections 5.02(a)(7) and (8) hereof; provided that, in the case of Indebtedness referred to in Section 5.02(a)(8) hereof, an Event of Default or Potential Event of Default shall not have occurred and be continuing or shall not exist.

                  (i) Operating Leases. Enter into or become subject to, or permit any of its Subsidiaries to enter into or become subject to, Operating Leases which in the aggregate provide for payments during any fiscal year in excess of $6,000,000.

                  (j) Change of Control. Enter into any merger, consolidation, reorganization, corporation restructuring or other transaction, or take any other action, that shall cause or result in, or for any reason suffer, a Change of Control.

                  Section 5.03. Reporting Requirements. Each Borrower covenants that, so long as it may borrow hereunder and until payment in full of all Notes issued hereunder and interest due thereon and all other amounts due hereunder and under any other Loan Document, Foster will furnish to each Bank:

                  (a) Financial Statements. (i) Within 15 calendar days after the due date of filing with the Securities and Exchange Commission copies of forms 8-K, 10-Q and 10-K (or if any of such forms are discontinued, substantially equivalent reports) accompanied, (A) in the case of each form 10-Q, by a certification of a Responsible Officer of Foster of all financial statements set forth therein and (B) in the case of each form 10-K, by a report on the financial statements set forth therein of independent public accountants of recognized standing selected by Foster which report or opinion shall not contain any qualification or exception not reasonably acceptable to the Agent or, if Foster is no longer required to file such reports with the Securities and Exchange Commission, Foster shall furnish:

                           (1) within 60 days after the end of the first three
                  quarters of each fiscal year, consolidated statements of profit and loss and changes in cash flow of Foster and its Consolidated Subsidiaries for such fiscal quarter, for the period between the end of the preceding fiscal year and the end of the most recent fiscal quarter and for the corresponding periods of the preceding fiscal year, and a balance sheet of Foster and its Consolidated Subsidiaries at the end of such quarter and at the end of the preceding fiscal year, all in reasonable detail, subject, however, to year-end audit adjustments, and certified by a Responsible Officer of Foster;

                           (2) within 90 days after the end of each fiscal year,
                  a consolidated statement of profit and loss and changes in cash flow and changes in shareholders' equity of Foster and its Consolidated Subsidiaries for such year and a consolidated balance sheet of Foster and its Consolidated Subsidiaries as of the end of such year, setting forth in each of such statements and balance sheets in comparative form (or, if comparative form is not required by regulations of the Securities and Exchange Commission applicable to companies with securities registered under the Securities Act of 1933, in the form required by such regulations) the corresponding statements for the preceding fiscal year, all in reasonable detail and reported on by independent public accountants of recognized standing selected by Foster, whose report or opinion accompanying such financial statements shall not contain any qualification or exception not reasonably acceptable to the Agent;

and (ii) as soon as practicable and in any event within twenty (20) days after the close of each month of each fiscal year of Foster, unaudited consolidated statements of income and changes in cash flow of Foster and its Consolidated Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and an unaudited consolidated balance sheet of Foster and its Consolidated Subsidiaries as of the close of such month, all in reasonable detail.

                  (b) Accounts Receivable-Inventory Reports; Officer's Certificates. At the time the statements and balance sheets required by the preceding clause (a) are furnished, (i) an updated Accounts Receivable - Inventory Report in detail and form satisfactory to the Banks and signed by a Responsible Officer of Foster, Natmaya and each Guarantor, and (ii) a certificate of a Responsible Officer of Foster, Natmaya and each Guarantor setting forth in reasonable detail the data and computations necessary to indicate compliance with the provisions of Sections 2.05, 5.01(h), 5.01(i), and 5.01(j) hereof. In addition to the requirements set forth in this paragraph, the Borrowers shall, and shall cause each Guarantor to, from time to time upon the reasonable requests of the Banks provide to the Banks update Accounts Receivable-Inventory Reports.

                  (c) Proxy/Registration Statements. Promptly upon the sending, making available or filing of the same, a copy of each financial statement, report and proxy statement sent by Foster, Natmaya or any Consolidated Subsidiary to its stockholders, of each registration statement or information statement that shall have become effective and of each regular or periodic report filed by Foster or any Consolidated Subsidiary with the Securities and Exchange Commission or any governmental authority succeeding to the functions thereof.

                  (d) ERISA Notifications. (i) Notice (or cause each Plan Employer with respect to its Plans to notify the Agent and each of the Banks prior to taking final corporate action) (A) of the Plan Employer's intention to adopt any new Plan, and (B) of the Plan Employer's intention to terminate for purposes of Title IV of ERISA any single-employer Plan or to withdraw from or cease making timely contributions to any multi-employer Plan, (ii) copies of (or cause each Plan Employer with respect to its Plans to deliver to the Agent and each of the Banks copies of contemporaneously with the filing with or receipt from the applicable governmental agency or Plan) (A) IRS Form 5310 relating to a Plan termination or transfer of Plan assets, (B) of any 30-day Notice to the PBGC of a reportable event as described in Section 4043 of ERISA, (C) of any IRS Form 5500, including all schedules, for any Plan which, on the date on which such IRS Form 5500 is filed, has unfunded vested liabilities in excess of $100,000, (D) of any writing from the PBGC to the effect that it may or will take action to terminate any Plan under Title IV of ERISA or from any multi-employer Plan that it may and will take action to assert withdrawal liability against the Plan, (E) of any notice filed with the PBGC pursuant to
Section 4041 of ERISA and (F) of any notice from the Secretary of the Treasury to the effect that a Plan has lost its qualified status under Section 401 of the Code or has been terminated within the meaning of Section 411(d)(3) of the Code, and (iii) within thirty (30) days of the filing or receipt of each such document other than IRS Form 5500, a certificate of a Responsible Officer of Foster certifying as to what further action has been taken by the Plan Employer in connection therewith and whether the matter referred to in such document is likely to cause the Plan Employer to incur liability to the PBGC or multi-employer Plan in an amount in excess of $100,000. For all purposes of this paragraph, Foster shall be deemed to have all knowledge of all facts attributable to any Plan administrator or any other Plan Employer, or with respect to a multiemployer Plan on notice of withdrawal liability from any multiemployer Plan.

                  (e) Notices of Default. As soon as possible, and in any event within five days after the occurrence of each Event of Default or Potential Event of Default a statement of a Responsible Officer of each Borrower setting forth details of such Event of Default or Potential Event of Default and the action which each Borrower proposes to take with respect thereto.

                  (f) Notices of Material Litigation. Promptly upon becoming aware thereof, notice of the commencement, existence or threat of any proceeding against or affecting any Borrower or any Subsidiary (i) which, if adversely decided, could have a material adverse effect on the business, operations or financial condition of any Borrower or any Subsidiary or on the ability of any Borrower or any Guarantor to perform its obligations under this Agreement or any other Loan Document or (ii) arising under any federal, state or local Law, regulating (A) the discharge of materials into or the protection of the environment, (B) the management, handling or disposal of hazardous waste or toxic substances or (C) the public health.

                  (g) Notices of Adverse Judgments. Promptly after the institution thereof, notice of all adverse judgments in excess or $250,000 or which involve any substantial risk of any material adverse effect on the business, operations or condition (financial or otherwise) of Foster or any Subsidiary entered by an Official Body against Foster or any Subsidiary, said notice to include the exact Dollar amount of any such adverse judgment as well as any other estimated adverse economic impact on Foster or its Subsidiaries.

                  (h) Material Adverse Changes. Promptly after the occurrence thereof, notice and a reasonably detailed description of all events, conditions, acts, facts and omissions (except general economic conditions in the United States which are a matter of public knowledge) which would constitute a material adverse change in or which involve any substantial risk of any material adverse effect on the business, operations or condition (financial or otherwise) of any Borrower.

                  (i) Copies of Reports, Filings, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports and all registration statements which any Borrower or any Subsidiary may file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

                  (j) Returns, etc. Promptly after the occurrence thereof, and if material individually or in the aggregate, notice of (i) all returns, rejections, repossessions or losses of or damage to property incurred by an account and (ii) any requests for audit or adjustment, or any dispute, relating to an account.

                  (k) Other Information. Such information and documents relating to any Borrower's or any Guarantor's financial condition, business, assets or liabilities, at such times and in such form and detail as the Agent or any Bank may request, including, without limitation, (i) all invoices, documents, contracts, chattel paper, instruments and other writings pertaining to any Borrower's or any Guarantor's contracts or the performance thereof, (ii) evidence of any Borrower's or any Guarantor's accounts and statements showing the aging, identification, reconciliation and collection thereof, (iii) reports as to any Borrower's or any Guarantor's inventory and sales, shipment, damage or loss thereof, and (iv) a list of all of the locations where any of any Borrower's or any Guarantor's Eligible Inventory is kept or stored, such list to be updated and revised, if necessary, on a quarterly basis and provided to the Agent and the Banks at the time financial statements are submitted pursuant to
Section 5.03(a) hereof or as requested by any Bank, all of the foregoing to be certified by authorized officers or other employees of the applicable Borrower or the applicable Guarantor, and such other information respecting the business, the properties or the condition or operations, financial or otherwise, of any Borrower or any of the Subsidiaries as the Agent or any Bank may from time to time reasonably request.

                  Section 5.04. Designated Subsidiaries. Foster may from time to time exclude, by delivering a written notice to the Agent together with such other information as the Agent or any Bank shall reasonably request, a Subsidiary or Subsidiaries of Foster (whether now owned or acquired or formed after the date hereof, other than CXT, which shall be a Guarantor at all times upon and after the consummation of the acquisition by Foster of all of the outstanding capital stock of CXT) from being a Guarantor hereunder (each such excluded Subsidiary being called herein a "Designated Subsidiary") provided that the Designated Subsidiaries shall not at any time have aggregate gross revenues or assets that, individually or in the aggregate, constitute 10% or more of the gross revenues or assets of Foster and its Consolidated Subsidiaries. Schedule
5.04 sets forth a list of the Designated Subsidiaries as of the date hereof. Any Subsidiary designated by Foster as a Designated Subsidiary after the date hereof shall be deemed added to Schedule 5.04 upon Agent's receipt of the notice provided for in the first sentence of this Section 5.04. In the event that the Designated Subsidiaries at any time have aggregate gross revenues or assets that, individually or in the aggregate, constitute 10% or more of the gross revenues or assets of Foster and its Consolidated Subsidiaries, Foster shall immediately provide a notice to Agent specifying which Subsidiary or Subsidiaries are to be removed from the list of Designated Subsidiaries on
Schedule 5.04. Any Subsidiaries of Foster that are not Designated Subsidiaries shall be Guarantors hereunder.

                  Section 5.05. Year 2000 Compliance. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, (a) take commercially reasonable efforts to assure that its and their computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a material adverse change to the condition (financial or otherwise), business, operations, assets or prospects of any Borrower or any of its Subsidiaries and (b) at the request of the Agent, provide the Agent with assurances and substantiation reasonably acceptable to the Required Banks as to the capability of any Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a material adverse change to the condition (financial or otherwise), business, operations, assets or prospects of any Borrower or any of its Subsidiaries.


                                   ARTICLE VI

                                     DEFAULT

                  Section 6.01. Events of Default. If any one or more of the following described Events of Default shall occur and be continuing or exist, the Banks and the Agent shall have the rights and remedies, in addition to all other rights and remedies available to the Banks and the Agent, set forth in Sections 6.02 and 6.03 of this Agreement:

                  (a) A Borrower shall fail to pay interest, principal or any other amount due hereunder within two Business Days of the date when due; or

                  (b) A Borrower shall default (i) in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created and as a result of such default such obligation has become due prior to its stated maturity and the result of an event specified in clause
(ii) is to accelerate or permit the acceleration of any such obligation in excess of $500,000; or

                  (c) Any representation or warranty herein made by a Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and such Borrower shall not have taken corrective measures satisfactory to the Agent and the Banks with respect thereto within 30 days after a written notice is sent to such Borrower by the Agent; or

                  (d) A Default shall occur under Section 5.01(h), 5.01(i), 5.01(j), 5.01(o), 5.02(d), 5.02(g), 5.02(h), 5.02(j) or 5.04 hereof or an Event of Default shall occur under the Security Agreement or the Guaranty and Suretyship Agreements, any Guarantor Security Agreement or any Subsidiary Guaranty and Suretyship Agreement; or

                  (e) A Default shall occur under either Section 5.01(d), 5.01(m), 5.01(n), 5.02(a), 5.02(b), 5.02(c), 5.02(e), or 5.02(f) hereof and such
Default shall not have been cured within 30 days of the occurrence of such Default; or

                  (f) a Borrower shall default in the performance of any other covenant, condition or provisions hereof and such Borrower shall not have taken corrective measures satisfactory to the Agent and the Banks with respect thereto within 30 days after a written notice is sent to such Borrower by the Agent; or

                  (g) Both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a material adverse effect on the Plan Employer and which could cause the imposition of a lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans and be continuing 30 days after written notice of such event shall have been given to the applicable Borrower by the Agent; and (ii) the aggregate amount of the then current value of benefit commitments under such Plan or Plans guaranteed under Title IV of ERISA (and determined using the PBGC actuarial assumptions for determining asset sufficiency) exceeds the then current value of the assets allocable to such benefit commitments by more than $1,000,000 at such time; or

                  (h) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of a Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Borrower or any Subsidiary or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

                  (i) a Borrower or any Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Borrower or Subsidiary or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

                  Section 6.02.  Consequences of Event of Default.

                  (a) If an Event of Default specified under paragraphs (a) through (g) of Section 6.01 shall occur, the Banks shall be under no further obligation to make Loans hereunder and the Agent shall be under no further obligation to issue Letters of Credit hereunder; and the Agent, upon instructions from the Required Banks, may by written notice to the Borrowers declare the unpaid balance of all Loans then outstanding and interest accrued thereon, and all other liabilities of the Borrowers hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand or protest of any kind, all of which are hereby expressly waived.

                  (b) If an Event of Default, specified under paragraphs (h) or
(i) of Section 6.01 shall occur, the Banks shall be under no further obligation to make Loans hereunder and the Agent shall be under no further obligation to issue Letters of Credit hereunder; and the unpaid balance of all Loans then outstanding and interest accrued thereon and all other Debt shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                  Section 6.03. Rights of Set-Off. In case an Event of Default shall occur and be continuing or shall exist, the Agent and each Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and to appropriate and apply to the unpaid balance of the Debt all the Notes and all other obligations of the Borrowers hereunder any debt owing to, and any other funds held in any manner for the account of either Borrower by such holder, including, without limitation, all funds in all deposit accounts (whether general or special, time or demand, provisionally credited or finally credited, or otherwise) now or hereafter maintained by either Borrower for its own account with such holder, and the Agent and each Bank is hereby granted a security interest in and lien on all such debts (including all such deposit accounts) for such purpose; provided, however, that, except for operating expenses due the Agent from the Borrowers, obligations of the Borrowers to the Banks arising in connection with the Loans shall be satisfied first with the proceeds of any exercise of the right of set-off before any other obligations of the Borrowers to any of the Banks shall be paid. Such right shall exist whether or not any such holder or the Agent or any Bank shall have made any demand under this Agreement or any Note and whether or not the Notes and such other obligations are matured or unmatured. The Borrowers hereby confirm each such holder's and the Agent's and each Bank's right of banker's lien and set-off and nothing in this Agreement shall be deemed any waiver or prohibition of any such holder's or of the Agent's and each Bank's right of banker's lien and set-off.


                                   ARTICLE VII

                                    THE AGENT

                  Section 7.01. Appointment. The Banks hereby appoint Mellon Bank, N.A. to act as Agent as herein specified for the Banks hereunder and under the Loan Documents. Each of the Banks does hereby accept and agree to all the terms and conditions of the Loan Documents. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the Loan Documents. The Banks hereby appoint the law firm of Reed Smith Shaw & McClay to act as counsel to the Agent and each of the Banks as to all matters arising in connection with this Agreement or the other Loan Documents.

                  Section 7.02. Delegation of Duties. The Agent may perform any of its duties hereunder or under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                  Section 7.03. Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any Loan Document, except as expressly set forth herein or therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (b) that it has made and will make its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each Borrower in connection with the making and continuance of the Loans hereunder;
(c) that it has made its own independent investigation of the legal matters relating to this Agreement, the other Loan Documents and the Notes to be issued to it pursuant to the terms hereof; and (d) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of a Loan or at any time or times thereafter.

                  Section 7.04. Actions in Discretion of Agent; Instructions from the Banks. The Agent agrees, upon the written instructions of all the Banks to take any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of instructions by all he Banks the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement or a Loan Document specifically requires the consent of all the Banks. Any action taken pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under the other Loan Documents in accordance with the instructions of all Banks, or in the absence of such instructions, in the absolute discretion of the Agent, subject to the provisions of Section 7.06 hereof.

                  Section 7.05. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (a) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any Loan Document or any of the Notes, or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any Loan Document, or (b) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of any Borrower, or the financial condition of any Borrower, or the existence or possible existence of any Event of Default or Potential Event of Default.

                  Section 7.06. Reimbursement and Indemnification. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers) ratably, in proportion to its Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Loan Documents, the Letters of Credit or the Notes or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including attorney's fees) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

                  Section 7.07. Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telecopy, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper person, firm or corporation, and upon opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any Loan Document unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 7.08. Agent in its Individual Capacity. With respect to its Commitments, the Loans made by it and any Note held by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" or "holders of the Notes" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, each Borrower and its Subsidiaries and affiliates as though it were not acting as Agent hereunder.

                  Section 7.09. Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any legal entity who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  Section 7.10. Equalization of Banks. The Banks agree among themselves that, with respect to all amounts received by any Bank for application on any obligation hereunder or on the Notes, after the earlier of an exercise of any Bank's rights of set-off pursuant to the provisions of Section
6.03 or the acceleration of maturity of any of the Notes pursuant to the provisions of Section 6.02, equitable adjustment will be made in the manner stated in the next succeeding sentence so that, in effect, all such amounts will be shared ratably among the Banks, in proportion to the sum of the amounts then outstanding under the Notes, plus all other Indebtedness of the Borrowers to them, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or any other non-pro rata source. Any Bank receiving any such amount shall purchase for cash from the other Banks an interest in their Notes, the Borrowers' Indebtedness to the Banks, and all other obligations of the Borrowers to the Banks, if any, in such amount as shall result in a ratable participation by each of the Banks in the aggregate unpaid amount of all outstanding Notes then held by all of the Banks, all Indebtedness of the Borrowers to the Banks, and all other obligations of the Borrowers to the Banks, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery but without interest.

                  Section 7.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks (with the consent of the Borrowers, which consent shall not be unreasonably withheld) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

                  Section 7.12. Syndication Agent and Documentation Agent. The titles "Syndication Agent," and "Documentation Agent" are honorific, and neither the Syndication Agent nor Documentation Agent, as in its capacity as such, shall have any duties or responsibilities. Nothing in this Section 7.12 is intended, or shall be construed, to limit or affect the rights, duties or responsibilities of the Agent or any Bank (in its capacity as a Bank) under this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.01. Modifications, Amendments or Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers may from time to time enter into agreements amending or changing any provision of this Agreement or the rights of the Banks or the Borrowers hereunder, or the Agent, with the written consent of the Required Banks, may grant waivers or consents to a departure from the due performance of the obligations of the Borrowers hereunder, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks; provided, that no such agreement, waiver or consent may be made which will:

                           (a) Reduce or increase the amount or alter the term
                  of the Commitment of any Bank hereunder, or alter the provisions relating to the Facility Fees payable to any Bank hereunder, or alter any fees payable pursuant to Section 2.02(c) hereof, or amend Section 2.07 hereof without the written consent of all the Banks; or

                           (b) Extend the time for payment of principal or
                  interest on any Note, or reduce the principal amount of or the rate of interest borne by any Note, or otherwise affect the terms of payment of the principal of or interest on any Note, without the written consent of the holder of such Note; or

                           (c)  Amend Sections 2.05(d) or 2.08 hereof without
the written consent of all of the Banks;

                           (d) Change the percentages specified in the
                  definition herein of "Required Banks", or amend this Section
                  8.01 without the written consent of all the Banks;

                           (e)  Amend Sections 5.01(o) or 5.02(c) hereof without
 the written consent of all the Banks;

                           (f) Amend the definitions of "Eligible Accounts" or
                  "Eligible Inventory" set forth in Section 1.01 hereof, such that the standards of eligibility are more restrictive, without the written consent of the Required Banks, or amend these definitions, such that the standards of eligibility are more permissive, without the written consent of all the Banks;

                           (g) Release the security interest in the Collateral
                  granted in any of the Loan Documents without the written consent of all of the Banks; or

                           (h)  Grant any extension of the Expiration Date or
otherwise amend Section  2.11 hereof without the consent of all of the Banks.

                  Section 8.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of the Agent, any Bank or holder of any Note in exercising any right, power or remedy hereunder or under any Loan Document shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder and under the other Loan Documents of the Agent, any Bank, and holders of the Notes are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which they or any of them would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Agent, any Bank or the holder of any Note of any breach or default under this Agreement, any other Loan Document or any Note or any such waiver of any provision or condition hereof or thereof must be in writing and shall be effective only to the extent in such writing specifically set forth.

                  Section 8.03. Reimbursement of Expenses; Taxes. The Borrowers agree upon demand to pay or cause to be paid or to reimburse the Agent and save the Agent harmless against liability for the payment of all reasonable out-of-pocket expenses, including without limitation reasonable fees and reasonable expenses of Reed Smith Shaw & McClay LLP, special counsel for the Agent and the Banks, and all other reasonable fees and expenses (including counsel fees and the costs and expenses incurred by the Agent's asset-based lending division or credit recovery group) incurred by the Agent (a) arising in connection with the development, preparation, execution, performance, administration and interpretation of this Agreement, all of the other Loan Documents, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, (c) arising in connection with the enforcement of this Agreement, or the other Loan Documents, collection of the Notes, or the proof and allowability of any claim arising under this Agreement or the other Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise, and (d) arising in connection with any litigation or preparation for litigation related to the collection of amounts owed under this Agreement, or the other Loan Documents. The Borrowers agree upon demand to pay or cause to be paid or to reimburse each Bank and save each Bank harmless against liability for the payment of all reasonable out-of-pocket expenses (including fees and expenses of their respective counsel) incurred by such Bank in connection with the collection of the Notes or the proof and allowability of any claim arising under this Agreement or the other Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise. The Borrowers agree to pay and to indemnify and save the Banks harmless from any and all liability for any stamp or other taxes, fees or similar impositions which may be payable in connection with this Agreement, the Notes or the other Loan Documents, or the performance of any transactions contemplated hereby or thereby.

                  Section 8.04. Indemnity. The Borrowers agree to indemnify each of the Agent and the Banks, their directors, officers and employees and each legal entity, if any, who controls the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any and all claims, damages, liabilities and expenses (including, without limitation, all reasonable fees of counsel with whom the Agent and each Bank may consult and all expenses of litigation or preparation thereon which any of the Agent or the Banks may incur or which may be asserted by a third party against the Agent or any of the Banks in connection with or arising out of the matters referred to herein or in the other Loan Documents. The indemnity agreement contained in this Section 8.04 shall survive the termination of this Agreement. Promptly and upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against a Borrower hereunder, notify the Borrower in writing of the commencement thereof. Such Borrower may participate at its expense in the defense of any such action or claim.

                  Section 8.05. Holidays. Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  Section 8.06. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed, telecopied or telegraphic communication) and mailed, telexed, telecopied, telegraphed or delivered to the respective parties, as follows:

                           Borrowers:

                           L.B. Foster Company
                           415 Holiday Drive
                           Pittsburgh, Pennsylvania 15220
                           Attn:  Chief Financial Officer
                           Telephone:  (412) 928-3400
                           Telecopier:  (412) 928-3486
                           Telex:  (710) 664-4325
                           Answerback:  Foster Hqs

                           The Agent:

                           Mellon Bank, N.A.
                           One Mellon Bank Center
                           45th Floor
                           Pittsburgh, Pennsylvania 15258-0001
                           Attention:  Charles H. Staub
                           Telephone:  (412) 234-1068
                           Telecopier:  (412) 236-1914
                           Telex:  812-367
                           Answerback:  Mel Bnk PGH

                           With a copy to:

                           Mellon Bank, N. A.
                           Loan Administration
                           Three Mellon Bank Center
                           Pittsburgh, Pennsylvania  15259
                           Attn:  Agented Credits

                           The Banks:

                           Their respective names and
                           addresses set forth in
                           Section 2.01 hereof

or in accordance with any subsequent written direction from any party to the others. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when deposited in the mail, postage prepaid; in the case of telex or telecopier, when received; or in the case of telegraph, when delivered to the telegraph company, charges prepaid.

                  Section 8.07. Survival. All representations, warranties, covenants and agreements of Foster, Natmaya or the Borrowers contained herein or in any other Loan Document or made in writing in connection herewith shall survive the execution and delivery hereof and thereof and the making of Loans hereunder and the issuance of Letters of Credit hereunder, and shall continue in full force and effect so long as any Borrower may borrow hereunder and until payment in full of the Debt.

                  Section 8.08. Governing Law. This Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, excluding its rules relating to the conflict of laws.

                  Section 8.09. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Agent, the Banks, the Borrowers and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations hereunder or any interest herein. Any Bank may from time to time sell, assign or grant one or more participations in all or any part of its Commitment or any Loan made by it or which may be made by it, or of its right, title and interest therein or thereto or in or to this Agreement (collectively, "Interests"), to another lending office, bank, financial institution, or other entity ("Transferees"), provided, (a) that no Transferee shall be entitled to receive any greater payment under Sections 2.05(d) and 2.08 than the Bank making such transfer would have been entitled to receive with respect to the rights transferred; (b) that any Transferee (unless otherwise provided in the instrument of transfer) may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its Interest as fully as if such Transferee were the holder of a Loan in the amount of its Interest; and (c) that, unless

                  (i) The Borrowers consent in writing to the absolute assignment to a Transferee by a Bank hereunder, which consent shall not be unreasonably withheld,

                  (ii) the transferring Lender shall have paid to the Agent the then standard fee in connection with the registration of such transfer, and

                  (iii) such Transferee shall have executed and delivered to the Borrowers and the Agent an agreement satisfactory in form and substance to counsel for the Agent by which such Transferee agrees to become a party hereto and to be bound by all of the terms, conditions and provisions hereof, any agreement pursuant to which any Bank may grant a participation in its rights with respect to any particular Loan or Loans shall provide that, with respect to such Loan or Loans, insofar as the Borrowers are concerned, such Bank shall retain the sole right and responsibility to exercise (or refrain from exercising) the rights of such Bank and enforce the obligations of the Borrowers or any other person relating to such Loan or Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement and the right to take action to have the Notes declared due and payable pursuant to Section 6.02 hereof; but the foregoing provision shall not restrict the right of any Bank to agree with any Transferee concerning the circumstances under which such Bank will exercise or refrain from exercising any rights so retained, including without limitation an agreement that such Bank will not, without the participant's prior written consent, exercise any such rights which would (i) reduce the principal amount of or the rate of interest on any Note, or (ii) extend the time for payment of principal or interest on any Note; and provided further, that, unless the Borrowers otherwise consent in writing, which consent shall not be unreasonably withheld, no such grant of a participation shall be deemed to relieve any Bank of its obligation to lend under this Agreement or constitute a waiver of any rights of the Borrowers or the Agent hereunder against any Bank. The Banks may furnish any information concerning the Borrowers in the possession of the Agent or the Banks from time to time to assignees and participants, including prospective assignees or participants. Each Bank represents to the Borrowers that it will acquire the Notes in connection with the making of loans in the ordinary course of its normal commercial banking business. Except to the extent otherwise required by its context, the word "Bank" where used in this Agreement shall mean and include the holder of any Note originally issued to such Bank, and the holder of such Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto. Notwithstanding any other provision of this Section 8.09, at any time when an Event of Default has occurred and is continuing, (A) the Borrowers shall not have any right to consent to any action of the Agent or any Bank under this Section 8.09, and (B) the Borrowers shall be deemed to have consented to any actions taken by the Agent or any Bank under this Section 8.09. Nothing in this Section 8.09 shall limit or impair any Bank's rights under Section 2.09 hereof.

                  Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to provide to the Borrower all or part of any Loan that such Granting Bank would otherwise be obligated to make to a Borrower pursuant to Sections 2.01 and 2.03; provided, that (i) nothing herein shall constitute a commitment to make any Loan by a SPC and (ii) if a SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant and subject to the terms and conditions hereof. The making of a Loan by a SPC hereunder shall utilize the Commitments of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees, which agreement shall survive the termination of this Agreement, that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without prior written consent of, the Borrowers, or the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrower be obligated to pay to a SPC that has made a Loan any greater amount than the Borrowers would have been obligated to pay under this Agreement if the Granting Bank had made such a Loan.
This Section may not be amended without the written consent of the Granting
Bank.

                  Section 8.10. Severability. The provisions of this Agreement and of the other Loan Documents are severable, and if any clause or provision of this Agreement or of any Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof and of the other Loan Documents in any jurisdiction.

                  Section 8.11. Nature of Liabilities. Any and all obligations and liabilities in respect of this Agreement (including, without limitation, the Notes and the other Loan Documents) on the part of the Borrowers or any Borrower and its Subsidiaries shall be joint and several. Any and all obligations and liabilities in respect of this Agreement (including, without limitation, the Notes and the other Loan Documents) on the part of one or more of the Agent and the Banks shall be several and not joint.

                  Section 8.12. Marshalling; Payments Set Aside. Neither the Agent nor any of the Banks shall be under any obligation to marshal any assets in favor of any Borrower or any other person or against or in payment of any or all of the Debt. To the extent that any Borrower makes a payment or payments to the Agent or any Bank or the Agent or any of the Banks exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to either of the Borrowers, a trustee, receiver or any other person under any Law, including without limitation any bankruptcy Law, state or federal Law, common Law or equitable cause, then to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     Section 8.13. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  Section 8.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 8.15. Section Headings. The underlined section headings herein are for convenience of reference only and shall not in any way affect the interpretation or construction hereof.

                  Section 8.16. Waiver Of Right To Trial By Jury. EACH BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH BORROWER HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

Attest:                                   L. B. FOSTER COMPANY

/s/David L. Voltz
                                          By: /s/D. Minor
Title: Secretary                          Title: V.P. Treasurer
[CORPORATE SEAL]


Attest:                                   NATMAYA, INC.

/s/Thomas P. Condrin
                                          By: Judith J. Scarborough

Title: Vice President/Secretary           Title: President
[CORPORATE SEAL]

                                          MELLON BANK, N A., as Administration
                                          Agent and as a Bank


                                          By: /s/Mark Johnston

                                          Title: Vice President


                                          PNC BANK, NATIONAL ASSOCIATION, as
                                          Syndication Agent and as a Bank



                                          By: /s/Louis R. Castello

                                          Title: Vice President


                                          FIRST UNION NATIONAL BANK, as
                                          Documentation Agent and as a Bank


                                          By: /s/L. M. Braxton

                                          Title: Vice President